Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement dated as of July 12, 2018 (this “Amendment”) is among Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Borrower”), each of the Guarantors party hereto, the undersigned Lenders (as defined below), and Frost Bank, a Texas state bank, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

INTRODUCTION

A.                                    The Borrower, the financial institutions party thereto as Lenders (the “Existing Lenders”), and the Administrative Agent have entered into the Credit Agreement dated as of January 11, 2017 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”).

B.                                    Certain of the Guarantors (the “Existing Guarantors”) are party to that certain Guarantee, dated as of February 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Guarantee”), in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Guarantee).

C.                                    The Borrower and the Existing Guarantors are party to that certain Pledge and Security Agreement, dated as of February 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Pledge and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties.

D.                                    The Borrower proposes to acquire through certain Existing Guarantors from Haymaker Resources, LP, a Delaware limited partnership ( “Haymaker Resources”), (i) all of the issued and outstanding limited partner interests (the “Haymaker Resources Limited Partner Interests”) of Haymaker Properties, LP, a Delaware limited partnership (“Haymaker Properties”) and (ii) all of the issued and outstanding membership interests (the “Haymaker GP Membership Interests”) of Haymaker Properties GP, LLC, a Delaware limited liability company and the sole general partner of Haymaker Properties (“Haymaker GP”), pursuant to that certain Securities Purchase Agreement, dated as of May 28, 2018 (the “Haymaker Resources Purchase Agreement”), among Haymaker Resources, as seller, the Borrower, as buyer, and Haymaker Services, LLC, a Delaware limited liability company.

E.                                     The Borrower proposes to acquire from Haymaker Minerals & Royalties, LLC (“Haymaker M&R”) all of the issued and outstanding membership interests (the “Haymaker M&R Membership Interests” and, together with the Haymaker Resources Limited Partner Interests and the Haymaker GP Membership Interests, the “Haymaker Acquired Interests”) of Haymaker Holding Company, LLC, a Delaware limited liability company (“Haymaker Holding”), and Haymaker Greenfield, LLC, a Delaware limited liability company (“Haymaker Greenfield” and, together with Haymaker Holding, Haymaker Properties and Haymaker GP, the “Haymaker Acquired Companies”), pursuant to that certain Securities Purchase Agreement, dated as of May 28, 2018 (the “Haymaker M&R Purchase Agreement,” and, together with the Haymaker Resources Purchase Agreement, the “Haymaker Acquisition Agreements” and, the

transactions to be consummated pursuant thereto, the “Haymaker Acquisition”), among Haymaker M&R, as seller, the Borrower, as buyer, and Haymaker Services, LLC.

F.                                      The Borrower proposes to (i) issue and sell for a purchase price of $110,000,000, 110,000 Series A Cumulative Convertible Preferred Units of the Borrower (the “Apollo Preferred Equity Units”) to AP KRP Holdings, L.P., AA Direct, L.P., AIE III Investments, L.P., Apollo Kings Alley Credit SPV, L.P., Apollo SPN Investments I (Credit), LLC, Apollo Thunder Partners, L.P., ATCF Subsidiary (DC), LLC, Apollo Union Street SP, L.P., Zeus Strategic US Holdings, L.P. and Apollo Lincoln Fixed Income Fund, L.P. (collectively, the “Apollo Group”) and (ii) amend the limited partnership agreement of the Borrower in connection with the issuance of the Apollo Preferred Equity Units, in each case pursuant to that certain Series A Preferred Unit Purchase Agreement, dated as of May 28, 2018 (the “Preferred Equity Purchase Agreement” and, the transactions to be consummated pursuant thereto, the “Preferred Equity Transaction”) among the Borrower and the Apollo Group.

G.                                    The Borrower has requested an increase in the Total Commitment, and in connection therewith, and an allocation of Commitments pursuant to this Amendment, each of Wells Fargo Bank, National Association, Credit Suisse AG, Cayman Islands Branch and JP Morgan Chase Bank, N.A., Fifth Third Bank, Royal Bank of Canada and BOKF, NA dba Bank of Texas (each a “New Lender” and collectively the “New Lenders,” and, together with the Existing Lenders, the “Lenders”) will become a Lender under the Amended Credit Agreement such that after giving effect to the increase in the Total Commitment and the allocation of Commitments, the Commitments of the Existing Lenders and the New Lenders shall be as set forth on Schedule 13.2 attached hereto as Exhibit B.

H.                                   The Borrower intends to change its U.S. federal income tax status from a pass-through partnership to an entity taxable as a corporation by means of a “check-the-box” election and to effect an “up-C” structure, as well as cause MergerSub (as defined in the Amended Credit Agreement) to merge with certain members or Affiliates of the Apollo Group (collectively, the “Blocker Mergers”), in each case as described (i) in the “steps” set forth in the Transaction Steps for Kimbell Up-C Conversion Memorandum, dated as of July 6, 2018 and disclosed to the Lenders on or about such date (the “Tax Change Memorandum”) and (ii) the draft Information Statement intended to be filed by the Borrower in connection with the change in tax status, dated as of July 9, 2018 and disclosed to the Lenders on or about such date (the “Information Statement” and, the transactions contemplated by the Tax Change Memorandum and the Information Statement, together with such immaterial ancillary or incidental transactions necessary or advisable in connection therewith that are not adverse to the Lenders, the “Tax Change Transactions”).

I.                                        The Borrower has requested that the Lenders consent to the Haymaker Acquisition, the Preferred Equity Transaction and the Tax Change Transactions and amend certain terms of the Credit Agreement to, among other things, finance in part the Borrower’s acquisition of the Haymaker Acquired Companies pursuant to the Haymaker Acquisition Agreements. Subject to the terms of this Amendment, the Administrative Agent and the undersigned Lenders have agreed to provide the consent and amendments set forth herein.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Administrative Agent,

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and the undersigned Lenders hereby agree as follows:

Section 1.                                           Definitions; References.  Unless otherwise defined in this Amendment, each term used in this Amendment which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.                                           Consent.  The Administrative Agent and the undersigned Lenders hereby consent to the Haymaker Acquisition, the Preferred Equity Transaction and the Tax Change Transactions, in each case subject to (i) the Borrower’s compliance with the requirements of Section 9.11 of the Amended Credit Agreement in connection with the Haymaker Acquisition and the creation of Kimbell Royalty Operating, LLC, a Delaware limited liability company (“OpCo”), and Kimbell Merger Sub, LLC, a Delaware limited liability company (“MergerSub”) on the terms and conditions, as the requirements of Section 9.11 of the Amended Credit Agreement are modified, as set forth in Sections 6, 9 and 10 of this Amendment (the “Consent”) and (ii) the other terms and conditions of this Amendment.  The Consent is contingent solely upon the satisfaction of the conditions specified in Section 9 of this Amendment.  Such Consent is limited to the extent described herein and shall not be construed to be a consent to any other acquisition, or a waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents.

Section 3.                                           Co-Syndication Agents.  Wells Fargo Bank, National Association, and Credit Suisse Loan Funding LLC will become Co-Syndication Agents under the Credit Agreement.

Section 4.                                           Amendments to Credit Agreement.  Upon the satisfaction of the conditions specified in Section 9 of this Amendment and, unless otherwise specified, effective as of the Amendment Effective Date:

(a)                                 the Credit Agreement is hereby amended to read in its entirety as set forth in Annex A attached hereto;

(b)                                 Exhibit D (Compliance Certificate) to the Credit Agreement is hereby amended and restated and replaced in its entirety with the exhibit attached hereto as Exhibit A; and

(c)                                  Schedule 13.2 (Notice Addresses and Commitments) to the Credit Agreement is hereby amended and restated and replaced in its entirety with the schedule attached hereto as Exhibit B.

Section 5.                                           New Lenders and Allocation of the Commitments.

(a)                                 Each New Lender is hereby added to the Credit Agreement as a Lender and agrees to be bound by all the terms and provisions of the Credit Agreement binding on a Lender.  Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own

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credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.  By its execution of this Amendment, the Borrower and the Administrative Agent hereby consent to the addition of the New Lenders, as and to the extent required under Section 13.6 of the Credit Agreement.

(b)                                 Simultaneously with the effectiveness of this Amendment (but after giving effect to clause (a) above), (i) Schedule 13.2 of the Credit Agreement is hereby replaced in its entirety with the schedule attached hereto as Exhibit B, which reflects the Commitment of each Existing Lender and each New Lender as of the date of, and after giving effect to, this Amendment and (ii) the Commitment of each of the Lenders and the amount of all outstanding Advances shall be allocated among the Lenders in accordance with their respective Commitments, and to effect such allocations, each Lender whose Commitment upon the effectiveness of this Amendment exceeds its Commitment immediately prior to the effectiveness of this Amendment (each an “Assignee Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the appropriate portion of the Commitments of the Lenders whose Commitments are less than their respective Commitments immediately prior to the effectiveness of this Amendment (each an “Assignor Lender”), so that the Commitments of each Lender will be as set forth on the schedule attached hereto as Exhibit B. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, an Assignment and Acceptance in the form of Exhibit E attached to the Credit Agreement and, except for replacement Notes to be provided to the Lenders in the principal amount of their respective Commitments (after giving effect to this Amendment), no other documents or instruments shall be, or shall be required to be, executed or paid in connection with such assignments (all of which are hereby waived).  The Assignor Lenders and the Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such allocations and assignments.

(c)                                  The increase to the Total Commitment made under this Amendment is made pursuant to Section 4.4 of the Credit Agreement. This Amendment is made and executed by the Borrower, the Administrative Agent, the Existing Lenders and the New Lenders in lieu of their execution of a Total Commitment Increase Agreement (as set forth in Exhibit G-1 to the Credit Agreement) and an Additional Lender Agreement as set forth in Exhibit G-2 to the Credit Agreement as provided for in Section 4.4 of the Credit Agreement (both of which are hereby waived).

Section 6.                                           Joinder to Guarantee and Pledge and Security Agreement.  The Guarantee provides that additional parties may become Guarantors under the Guarantee, and the Pledge and Security Agreement provides that additional parties may become Grantors (as defined in the Pledge and Security Agreement) under the Pledge and Security Agreement.  Each Haymaker Acquired Company and each of OpCo and MergerSub desires to become a Guarantor under the Guarantee and a Grantor under the Pledge and Security Agreement in order to induce the

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Secured Parties to continue to make credit extensions and accommodations under the Credit Documents, the agreements with respect to Cash Management Services provided by any Lender or an Affiliate of any Lender, any Letter of Credit issued by an Issuing Bank, and the applicable Hedge Transactions with swap counterparties.

(a)                     Joinder to Guarantee.  In accordance with Section 9.11(a) of the Amended Credit Agreement and Section 15 of the Guarantee, each Haymaker Acquired Company and each of OpCo and MergerSub hereby becomes a Guarantor under the Guarantee with the same force and effect as if it were an original signatory thereto as a Guarantor, and OpCo, MergerSub and each Haymaker Acquired Company hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and guarantees the Guaranteed Obligations pursuant to Section 2 of the Guarantee and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, except for any such representations and warranties that were made as of a specified date.  Each reference to a “Guarantor” or an “Additional Guarantor” in the Guarantee shall be deemed to include each Haymaker Acquired Company and each of OpCo and MergerSub (the “New Guarantors”).  Section 15 of the Guarantee is hereby deemed to be amended to permit the joinder pursuant to this clause (a) of this Section 6. The New Guarantors’ execution of this Agreement is deemed to be an execution of the Guarantee Supplement (as defined in the Guarantee), and this Section 6(a) of this Agreement hereby constitutes the “Guarantee Supplement” to the Guarantee referred to in Section 15 thereof.

(b)                     Joinder to Pledge and Security Agreement.  In accordance with Section 9.11(a) of the Amended Credit Agreement and Section 5.8 of the Pledge and Security Agreement, each Haymaker Acquired Company and each of OpCo and MergerSubs hereby becomes a Grantor under the Pledge and Security Agreement with the same force and effect as if it were an original signatory thereto as a Grantor, and each Haymaker Acquired Company and each of OpCo and MergerSub hereby (a) agrees to all the terms and provisions of the Pledge and Security Agreement applicable to it as a Grantor thereunder, (b) grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such Haymaker Acquired Company’s, OpCo’s and MergerSub’s right, title and interest in and to the Collateral (as defined in the Pledge and Security Agreement, wherever located and whether now owned or at any time hereafter acquired by such Haymaker Acquired Company or in which such Haymaker Acquired Company, OpCo or MergerSub now has or at any time in the future may acquire any right, title or interest, as security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Haymaker Acquired Company’s, OpCo’s or such MergerSub’s Secured Obligations (as defined in the Pledge and Security Agreement) and (c) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof, except for any such representations and warranties that were made as of a specified date.  Each reference to a “Grantor” in the Pledge and Security Agreement shall be deemed to include each Haymaker Acquired Company, OpCo and Mergersub. The Pledge and Security Agreement is hereby deemed to be amended to permit the joinder pursuant to this Section 6(b), and this Section 6(b) of this Agreement hereby constitutes the “supplement” to the Pledge and Security Agreement referred to in Section 5.8 thereof.  Annexes 1 and 2 and Schedules 2.1(n) and 5.6 of the Pledge and Security Agreement are hereby supplemented by the information set forth in Exhibit C attached hereto.

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(c)                      The Borrower hereby confirms that notwithstanding the definition of “Excluded Subsidiary” and the fact that OpCo will not be a wholly owned Subsidiary of the Borrower after giving effect to the Tax Change Transactions, OpCo will not be released as a Guarantor or a Grantor as a result of the Tax Change Transactions.

Section 7.                                           Reaffirmation of Liens and Guarantee.

(a)                                 The Borrower and the Existing Guarantors (i) are parties to certain Security Documents securing and supporting the Obligations under the Credit Documents, (ii) represent and warrant that they have no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledge, represent, and warrant that the liens and security interests created by the Security Documents are valid and subsisting and create a Lien in the Collateral to secure the Obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified.

(b)                                 Each Existing Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guarantee are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether the stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guarantee), as such Guaranteed Obligations may have been amended by this Amendment. Each such Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guarantee in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 8.                                           Representations and Warranties.  The Borrower and the Guarantors represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent any such representation is qualified by materiality or “material adverse effect”, in which case such representation shall be true and correct in all respects) on and as of the date of this Amendment (except for any such representations and warranties that were made as of a specified date, in which case such representations and warranties were true and correct in all material respects as of such earlier date (except to the extent any such representation is qualified by materiality or “material adverse effect”, in which case such representation shall be true and correct in all respects as of such earlier date));

(b)                                 (i) the execution, delivery, and performance of this Amendment are within the limited partnership or limited liability company power, as appropriate, and the authority of the Borrower and the Guarantors and have been duly authorized by appropriate proceedings and (ii) this Amendment constitutes a legal, valid and binding obligation of the Borrower and the Guarantors, enforceable against the Borrower and the Guarantors in accordance with its terms,

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except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c)                                  as of the effectiveness of this Amendment and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Section 9.                                           Effectiveness.  Subject to the last paragraph of this Section, and notwithstanding anything to the contrary in this Amendment (including the representations and warranties set forth in Section 6 and Section 8 hereof), this Amendment shall become effective (the date of effectiveness being, the “Amendment Effective Date”) solely upon the occurrence of, and the obligation of the Lenders to make any Loan requested to be made by them on the Amendment Effective Date, shall solely be subject to, the satisfaction of the following:

(a)                     Documentation. The Administrative Agent shall have received the following:

(1)                                 this Amendment, duly and validly executed by the Lenders and the Borrower;

(2)                                 account control agreements, duly and validly executed by the Credit Parties, the Administrative Agent, and Frost Bank, as depositary bank, with respect to each Deposit Account of a Credit Party at Frost Bank in existence on the Amendment Effective Date;

(3)                                 copies, certified as of the Amendment Effective Date, by an Authorized Officer or the secretary or an assistant secretary of each of the Credit Parties of (A) the resolutions of the applicable governing body of each such Credit Party or approving this Amendment and the other Credit Documents to which each such Credit Party is a party, and (B) the articles or certificate (as applicable) of incorporation (or organization or formation) and bylaws (or partnership or company agreement) of each such Credit Party;

(4)                                 certificates of an Authorized Officer or the secretary or assistant secretary of each of the Credit Parties certifying the names and true signatures of the officers of the Credit Parties authorized to sign this Amendment and the other Credit Documents to such the Credit Party is a party;

(5)                                 certificates of good standing and existence for each of the Credit Parties in the state, province or territory in which each such Credit Party is organized, which certificates shall be dated a date not earlier than 30 days prior to the date of this Amendment;

(6)                                 certificate of an Authorized Officer of the Borrower (A) certifying that the condition set forth in Section 9(b) of this Amendment has been satisfied and (B) attaching an executed copy of the Haymaker Acquisition Agreements and the Preferred Equity Purchase Agreement, together with all executed copies of amendments thereto;

(7)                                 favorable opinions of (i) Baker Botts L.L.P., counsel to the Credit Parties and (ii) the local counsel of the Credit Parties listed on Part I of Exhibit D attached hereto, in each case addressed to the Administrative Agent and each Lender and covering such

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customary matters concerning the Credit Parties and the Credit Documents as the Administrative Agent may reasonably request;

(8)                                 a certificate of an Authorized Officer of the Borrower, substantially in the form attached hereto as Exhibit E certifying that the Borrower and the Restricted Subsidiaries, and immediately after giving effect to the consummation of the Haymaker Acquisition, the Preferred Equity Transaction and the other transactions to occur upon the Amendment Effective Date are, as of the Amendment Effective Date, solvent; and

(9)                                 counterparts of the Intercompany Note (together with an executed undated allonge) executed by the Borrower and the Restricted Subsidiaries.

(b)                                       Representations and Warranties.  The Acquisition Agreement Representations and the Specified Representations (each as defined in that certain Commitment Letter, dated as of May 28, 2018, among the Borrower, Frost Bank, Wells Fargo Bank, National Association, Wells Fargo Securities LLC and Credit Suisse AG, Cayman Islands) shall be true and correct in all material respects (except to the extent any such representation is qualified by materiality or “material adverse effect”, in which case such representation shall be true and correct in all respects).

(c)                                              Security Documents.   The Security Documents listed on Part II of Exhibit D shall have been duly executed and delivered by the Credit Parties party thereto, and such Security Documents, including UCC or other applicable personal property and financing statements, reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by such Security Documents or the Pledge and Security Agreement shall have been delivered to the Administrative Agent for filing, registration or recording.

(d)                                             Title Diligence. The Borrower shall have used commercially reasonable efforts to provide title information as the Administrative Agent may reasonably request setting forth satisfactory title to the Oil and Gas Properties (including the Oil and Gas Properties of the Haymaker Acquired Companies) evaluated in the June 2018 Reserve Report (as defined below) constituting not less than sixty percent (60%) of the PV-9 of Proved Reserves by value; provided that to the extent such title delivery requirement has not been satisfied after the Borrower’s provision of commercially reasonable efforts, the delivery of such title information shall not constitute a condition precedent to effectiveness of this Amendment on the Amendment Effective Date but such title information as provided above to achieve compliance with the sixty percent (60%) coverage requirement shall be required to be provided within sixty (60) days after the Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion, as set forth in Section 10(b) of this Amendment).

(e)                            Haymaker Acquisition.  The Haymaker Acquisition shall be consummated in all material respects substantially concurrently with the initial funding of the Loans under the Amended Credit Agreement on the Amendment Effective Date in accordance with the terms of the Haymaker Acquisition Agreements, in each case after giving effect to any amendments, waivers or modifications thereto or consents thereunder, other than any such amendments, waivers or modifications thereto or consents thereunder that are materially adverse to the

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Lenders (in each case in their capacity as such), it being understood that (a) any change to the definition of “Company Material Adverse Effect” contained in any Haymaker Acquisition Agreement, (b) any (i) increase in the amount of the purchase price which is not funded by an increase in the Unadjusted Common Unit Consideration (as defined in the relevant Haymaker Acquisition Agreement) or by cash equity contributions or (ii) any decrease in the combined purchase price in an amount exceeding 10% of the combined initial purchase price under the Haymaker Acquisition Agreements, (c) any change in the third party beneficiary rights in any Haymaker Acquisition Agreement applicable to the Joint Lead Arrangers and the Lenders, (d) any change in the governing law of any Haymaker Acquisition Agreement or (e) any amendment to any Haymaker Acquisition Agreement that would exclude Oil and Gas Properties from the Haymaker Acquisition (or any exercise by the Borrower of any right to exclude Oil and Gas Properties from the Haymaker Acquisition) with an aggregate allocated value (as set forth in the Haymaker Acquisition Agreements) in excess of 10% of the combined initial purchase price under the Haymaker Acquisition Agreements shall, in each case, be deemed to be materially adverse to the interests of the Lenders unless approved by the Joint Lead Arrangers in writing.

(f)                                   Preferred Equity. The Preferred Equity Transaction shall have been consummated substantially concurrently with the initial funding of the Loans under the Amended Credit Agreement on the Amendment Effective Date in accordance with the terms of the Preferred Equity Purchase Agreement after giving effect to any amendments, waivers or modifications thereto or consents thereunder, other than any such amendments, waivers or modifications thereto or consents thereunder that are materially adverse to the Lenders (in each case in their capacity as such), it being understood that (i) any increase in the distribution rate (whether in cash or paid in kind), (ii) any change to any mandatory redemption provision or put rights (or the addition of other mandatory redemption provisions or put rights), (iii) any change to the terms of the Apollo Preferred Equity Units which results in the Apollo Preferred Equity Units constituting indebtedness under GAAP and (iv) any modification of any covenant included in the Apollo Preferred Equity Units that makes such covenant materially more restrictive as to the Borrower or any of its Restricted Subsidiaries (or any modification that adds a covenant that results in the Apollo Preferred Equity Units being materially more restrictive as to the Borrower or any of its Restricted Subsidiaries), in each case, shall be deemed to be materially adverse to the interests of the Lenders unless approved by the Joint Lead Arrangers in writing.

(g)                                  Company Material Adverse Effect. No Company Material Adverse Effect (as defined in the Haymaker Acquisition Agreements) shall have occurred nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Company Material Adverse Effect.  Subject to Section 2.5 of the Haymaker Acquisition Agreements, the Walk-Right Amounts (as defined in the Haymaker Acquisition Agreements) are not, in the aggregate, more than the Walk-Right Threshold (as defined in the Haymaker Acquisition Agreements).

(h)                                 Haymaker Indebtedness. The existing indebtedness of the Haymaker Acquired Companies pursuant to (i) that certain Credit Agreement, dated as of January 29, 2016, among Haymaker Resources, Haymaker Properties, GP, LLC, Haymaker Properties, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and (ii) that certain Credit Agreement, dated as of November 10, 2014, among Haymaker Holding, Haymaker

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Greenfield, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, shall in each case have been repaid in full prior to, or shall be repaid in full substantially simultaneously with the initial borrowing under the Credit Agreement at or after the Amendment Effective Date, pursuant to the payoff letters in connection therewith confirming that all indebtedness with respect thereto shall have been fully repaid (except to the extent being so repaid with the proceeds of the initial borrowings under the Credit Agreement at or after the Amendment Effective Date), all commitments thereunder shall have been terminated and cancelled and all liens in connection therewith shall have been terminated and released, in each case prior to or substantially concurrently with the initial funding of the Loans under the Amended Credit Agreement or the Amendment Effective Date.

(i)                                     Financial Statements.  The Administrative Agent shall have received:

(a)                                 with respect to the Borrower and the Subsidiaries (not including the Haymaker Acquired Companies), (i) audited consolidated Financial Statements for the three most recently completed fiscal years (provided, that such Financial Statements comprised of a balance sheet shall only be required for the two most recently completed fiscal years) ended at least 90 days prior to the Amendment Effective Date and (ii)  unaudited Financial Statements for each interim fiscal quarter ended since the last audited Financial Statements and at least 45 days prior to the Amendment Effective Date;

(b)                                 with respect to the Haymaker Acquired Companies, (i) audited consolidated Financial Statements for the two most recently completed fiscal years ended at least 90 days prior to the Amendment Effective Date and (ii) unaudited consolidated Financial Statements for each interim fiscal quarter ended since the last audited Financial Statements and at least 45 days prior to the Amendment Effective Date;

(c)                                  a pro forma consolidated balance sheet for the Borrower prepared as of December 31, 2017 that is prepared so as to give effect to the Haymaker Acquisition as if the Haymaker Acquisition had occurred on such date, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, or include adjustments for purchase accounting; and

(d)                                 customary projections of the Borrower and the Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent on a quarterly basis from the fiscal year ended 2018 through the fiscal year ended 2020.

(j)                                    PATRIOT Act. The Administrative Agent shall have received, at least 5 Business Days prior to the Amendment Effective Date (to the extent requested at least 10 Business Days prior thereto), all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the requirements of 31 C.F.R. §1010.230.

(k)                                 Reserve Report. The Administrative Agent shall have received (a) the reserve report prepared by the Borrower (or at the Borrower’s option, an Approved Petroleum Engineer) evaluating the PDP Reserves of the Borrower, the Restricted Subsidiaries and the

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Haymaker Acquired Companies as of June 30, 2018 (the “June 2018 Reserve Report”) accompanied by a certificate from an Authorized Officer of the Borrower that the information contained therein is true and correct in all material respects and (b) a certificate from an Authorized Officer of the Borrower, dated as of the Amendment Effective Date, certifying, immediately after giving effect to the Haymaker Acquisition, the percentage of the aggregate PV-9 of the PDP Reserves attributable to the Oil and Gas Properties of the Haymaker Acquired Companies included in the June 2018 Reserve Report that the Borrower will acquire as a result of the Haymaker Acquisition (and identifying a maximum percentage of such Oil and Gas Properties on a PV-9 basis that were included in the June 2018 Reserve Report, but which will not be acquired).

(l)                                     Available Commitment. Immediately after giving pro forma effect to the Haymaker Acquisition and such initial funding of the Loans under the Amended Credit Agreement on the Amendment Effective Date, the Available Commitment shall be greater than or equal to $50,000,000.

(m)                             Fees and Expenses.  All fees and expenses due to the Commitment Parties (as defined in the Commitment Letter), the Administrative Agent and the Lenders required to be paid pursuant to the Commitment Letter and the Fee Letter (as defined in the Commitment Letter) on the Amendment Effective Date (including the fees and expenses of counsel for the Joint Lead Arrangers and the Administrative Agent to the extent invoiced at least 2 Business Days prior to the anticipated Amendment Effective Date) shall have been, or substantially concurrently with the initial funding of the Loans under the Amended Credit Agreement on the Amendment Effective Date shall be, paid.

Notwithstanding anything to the contrary in this Amendment, the Credit Agreement or in any other Credit Document, to the extent that any security interest in the Collateral (other than any Collateral the security interest in which may be perfected by (x) the filing of a UCC financing statement under the Uniform Commercial Code or (y) the delivery of certificated equity interests constituting Collateral), is not or cannot be perfected on the Amendment Effective Date after the Borrower’s use of commercially reasonable efforts to do so (without undue burden or cost), then the perfection of such security interest will not constitute a condition precedent to the effectiveness of this Amendment and the availability of the Loans under the Amended Credit Agreement on the Amendment Effective Date, but such security interest will be required to be perfected in accordance with Section 10 of this Amendment.

Section 10.                                    Post-Closing Requirement.

(a)                                 Within sixty (60) days after the Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Restricted Subsidiaries shall have executed and delivered to the Administrative Agent such additional Security Documents that, together with existing Security Documents granting a Lien on the Borrower’s and Restricted Subsidiaries’ Oil and Gas Properties and after giving effect to the Haymaker Acquisition, will cause the Borrower to be in compliance with the Minimum Collateral Coverage.

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(b)                                 Within sixty (60) days after the Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have provided to Administrative Agent such additional title information as the Administrative Agent may reasonably request setting forth satisfactory title to the Oil and Gas Properties (including Oil and Gas Properties of the Haymaker Acquired Companies) evaluated in the June 2018 Reserve Report (as defined below), that, together with the title information provided by Borrower under Section 9(d) of this Amendment,  constitute not less than sixty percent (60%) of the PV-9 of Proved Reserves by value.

(c)                      Within thirty (30) days after the Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Credit Parties shall have delivered account control agreements, duly and validly executed by the Credit Parties, the Administrative Agent, and the applicable depositary bank or securities intermediary, and reflecting compliance with Section 9.17 of the Credit Agreement.

Section 11.                                    Amendment to Pledge and Security Agreement.  The Pledge and Security Agreement is hereby amended as follows:

(a)                     The definition of “Excluded Property” is hereby amended by (i) replacing the reference to “Section 10.7(e)” in clause (g) thereof with a reference to “Section 10.7(d)” and (ii) amending and restating clause (b) of the definition of “Excluded Property” as follows:

(b)                                 (i) any property to the extent the grant or maintenance of a Lien on such property (A) is prohibited by any Requirement of Law, (B) could reasonably be expected to result in material adverse tax consequences to the Borrower or any Restricted subsidiary of the Borrower or (C) requires a consent not obtained of any Governmental Authority pursuant to applicable law or (ii) any permit, contract, lease, license or agreement, if and to the extent that and for so long as, the grant of a security interest therein is prohibited thereby or would constitute or result in a breach, termination or default thereunder by the terms of such permit, contract, lease, license or agreement, or requires a consent (that has not been obtained) of a Person (other than a Grantor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC) (or any successor provision or provisions) or any other applicable law;

(b)                     The proviso at the end of Section 2.1 is hereby amended and restated to read as follows:

provided, however, that notwithstanding any of the other provisions set forth herein or in any other Credit Document, this Agreement shall not constitute a grant of a security interest in any Excluded Property.  Notwithstanding anything to the contrary contained in the definition of “Excluded Property”, the term “Collateral” shall include the following to the

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extent the same otherwise constitutes Collateral (and therefore, the following shall not constitute Excluded Property): (i) As-Extracted Collateral and Fixtures, (ii) Hydrocarbon Interests, (iii) Hydrocarbons, (iv) all Equity Interests in (A) OpCo and (B) any Subsidiaries (other than, in the case of this clause (B), Excluded Equity Interests), (v) the right to any distributions (whether periodic or in liquidation or dissolution) with respect to any Equity Interests, (vi) rights under and in respect of Hedge Transactions, (vii) Payment Intangibles and any right to payment for Goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any account) and (viii) all rights of a Grantor under any contract or agreement between such grantor and any Affiliate thereof.

Section 12.                                    Effect on Credit Documents.  Except as amended or modified herein, the Credit Agreement and the other Credit Documents remain in full force and effect as originally executed and are hereby in all respects ratified and confirmed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or the Lenders’ rights under the Credit Documents, as amended.  On and after the effectiveness of this Amendment, any reference to the Credit Agreement in any Credit Document shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.  This Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under the other Credit Documents.

Section 13.                                    Choice of Law.  This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of Texas.

Section 14.                                    Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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[The remainder of this page has been left blank intentionally.]

14

EXECUTED as of the date first set forth above.

BORROWER:

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC, its
general partner

	By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer and Secretary

EXISTING GUARANTORS:

KIMBELL INTERMEDIATE HOLDINGS, LLC
KIMBELL INTERMEDIATE GP, LLC
KIMBELL ROYALTY HOLDINGS, LLC
RIVERCREST ROYALTIES, LLC

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer and Secretary

ROCHESTER MINERALS, L.P.

By:	Kimbell Intermediate GP, LLC, its general partner

	By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer and Secretary

HOCHSTETTER, L.P.

By:	Kimbell Intermediate GP, LLC, its general partner

	By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

ADDITIONAL GUARANTORS:

HAYMAKER GREENFIELD, LLC,
HAYMAKER HOLDING COMPANY, LLC
HAYMAKER PROPERTIES GP, LLC
KIMBELL ROYALTY OPERATING, LLC
KIMBELL MERGER SUB, LLC

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer and Secretary

HAYMAKER PROPERTIES, LP,

By:	Haymaker Properties GP, LLC, its general partner

	By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

ADMINISTRATIVE AGENT /LENDER:

FROST BANK, a Texas State Bank,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Alex Zemkoski
Alex Zemkoski, Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jay Buckman
Name:	Jay Buckman
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

CREDIT SUISSE AG, CAYMAN ISLAND BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Name:	Christopher Zybrick
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kody J. Nerios
Name: Kody J. Nerios
Title: Authorized Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan H. Lee
Name: Jonathan H. Lee
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Katy Berkeymeyer
Name: Katy Berkeymeyer
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

BOKF, NA dba BANK OF TEXAS, as a Lender

By:	/s/ Blair Schrodel
Name: Blair Schrodel
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT – KIMBELL]

Annex A

Conformed Credit Agreement

[Attached.]

Annex A to Amendment No. 1

to Credit Agreement

CREDIT AGREEMENT

dated as of January 11, 2017,

as amended through July 12, 2018

among

KIMBELL ROYALTY PARTNERS, LP,
as the Borrower,

AND

The Several Lenders

from Time to Time Parties Hereto,

AND

FROST BANK,
as Administrative Agent

AND

FROST BANK, WELLS FARGO SECURITIES, LLC

and CREDIT SUISSE LOAN FUNDING, LLC,

as Joint Lead Arrangers

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

and CREDIT SUISSE LOAN FUNDING, LLC,

as Co-Syndication Agents

$500,000,000 Senior Secured Facility

TABLE OF CONTENTS

		Page No.

ARTICLE I DEFINITIONS		1

Section 1.1	Defined Terms	1
Section 1.2	Other Interpretive Provisions	38
Section 1.3	Accounting Terms	39
Section 1.4	References to Agreements, Laws, Etc.	40
Section 1.5	Times of Day	40

ARTICLE II AMOUNT AND TERMS OF CREDIT		40

Section 2.1	The Facility and Commitments	40
Section 2.2	Maximum Number of Advances	42
Section 2.3	Disbursement of Funds	42
Section 2.4	Repayment of Loans; Evidence of Debt	43
Section 2.5	Conversions and Continuations	44
Section 2.6	Pro Rata Borrowings	44
Section 2.7	Interest	45
Section 2.8	Interest Periods	46
Section 2.9	Increased Costs, Illegality, Etc.	46
Section 2.10	Compensation	49
Section 2.12	Notice of Certain Costs	49
Section 2.13	The Borrowing Base	49
Section 2.14	Scheduled Determinations of Borrowing Base	50
Section 2.15	Unscheduled Redeterminations of the Borrowing Base	50
Section 2.16	Procedure	51
Section 2.17	Reduction of Borrowing Base upon Sale of Borrowing Base Properties or Equity Interests in Restricted Subsidiaries, Hedge Terminations and Issuance of Permitted Additional Debt	52
Section 2.18	Defaulting Lenders	53

ARTICLE III LETTERS OF CREDIT		55

Section 3.1	Letters of Credit	55
Section 3.2	Letter of Credit Applications	57
Section 3.3	Letter of Credit Participations	58
Section 3.4	Agreement to Repay Letter of Credit Drawings	60
Section 3.5	Increased Costs	62
Section 3.6	New or Successor Issuing Bank	63
Section 3.7	Role of Issuing Bank	64
Section 3.8	Cash Collateral	65
Section 3.9	Applicability of ISP and UCP	65

i

v

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Guarantee
Exhibit C	Form of Promissory Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Acceptance
Exhibit F-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-1	Form of Total Commitment Increase Agreement
Exhibit G-2	Form of Additional Lender Agreement
Exhibit H	Form of Intercompany Note

SCHEDULES

Schedule 8.4	Litigation
Schedule 8.9	Financial Disclosures
Schedule 8.12	Subsidiaries
Schedule 8.18	Effective Date Hedge Transactions
Schedule 8.23	Effective Date Accounts
Schedule 10.15	Investments
Schedule 13.2	Notice Addresses and Commitments

THIS CREDIT AGREEMENT is dated as of January 11, 2017, as amended through July 12, 2018, among KIMBELL ROYALTY PARTNERS, LP, a Delaware limited partnership (the “Borrower”), FROST BANK and each of the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”), and FROST BANK, as administrative agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Borrower has requested that the Lenders provide revolving credit and letter of credit facilities; and

WHEREAS, the Lenders are willing to make available to the Borrower such revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   Defined Terms.

As used herein, the following terms shall have the meanings specified below:

“ABR” shall mean for any day a fluctuating rate per annum equal to the Prime Rate, with said rate to be adjusted to reflect any change in said Prime Rate at the time of any such change.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Additional Lender” has the meaning assigned to such term in Section 4.4(a).

“Additional Lender Agreement” has the meaning assigned to such term in Section 4.4(b)(8).

“Adjusted ABR Rate” shall mean, with respect to any ABR Advance and interest rate per annum equal to the ABR for any day, plus the Applicable Margin.

“Adjusted LIBOR Rate” shall mean, with respect to any LIBOR Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBOR for such Interest Period, plus the Applicable Margin.

“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Frost Bank, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.8

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Advance” shall mean a borrowing hereunder (i) made by the Lenders on the same Borrowing Date or (ii) converted or continued by Lenders on the same date of continuation or conversion of a previous Advance consisting in either case, of the aggregate amount of the several Loans of the same type and, in the case of LIBOR Loans, for the same Interest Period.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan” for Loans that bear interest at the Adjusted LIBOR Rate or an “ABR Loan” for Loans that bear interest at the Adjusted ABR Rate) and Advances may also be classified and referred to by Type (e.g., a “LIBOR Advance” for Advances that bear interest at the Adjusted LIBOR Rate or an “ABR Advance” for Advances that bear interest at the Adjusted ABR Rate).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Amendment No. 1” shall mean that certain Amendment No.1 to Credit Agreement, dated as of July 12, 2018, by and among, the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” as defined in Amendment No. 1.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the United Kingdom Bribery Act of 2010, as amended, and the FCPA.

“Anti-Money Laundering Laws” shall mean any Requirements of Law relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the

Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103.

“Apollo Group” shall mean Apollo Group AP KRP Holdings, L.P., AA Direct, L.P., AIE III Investments, L.P., Apollo Kings Alley Credit SPV, L.P., Apollo SPN Investments I (Credit), LLC, Apollo Thunder Partners, L.P., ATCF Subsidiary (DC), LLC, Apollo Union Street SP, L.P., Zeus Strategic US Holdings, L.P. , Apollo Lincoln Fixed Income Fund, L.P. or Affiliates thereof.

“Apollo Group Preferred Units” shall mean, collectively, (i) the 110,000 Series A Cumulative Convertible Preferred Units of the Borrower purchased and acquired by the Apollo Group pursuant to the Preferred Equity Purchase Agreement and (ii) preferred units in the Borrower with terms identical to the Series A Cumulative Convertible Preferred Units referenced in clause (i) of this definition issued in connection with the Blocker Mergers.

“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or LIBOR Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid

Borrowing Base Utilization	LIBOR Margin	ABR Margin	Unused Commitment Fee
>90% < 100%	300 bps	200 bps	50 bps
>75% < 90%	275 bps	175 bps	50 bps
>50% < 75%	250 bps	150 bps	50 bps
>25% < 50%	225 bps	125 bps	50 bps
< 25%	200 bps	100 bps	50 bps

Each change in the Unused Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the rates per annum set forth opposite each tier of Borrowing Base Utilization as set forth above, Lenders have no obligation to make any Advances or issue any Letters of Credit if, after giving effect to such Advance or Letter of Credit, the Total Outstandings would exceed the Borrowing Base then in effect.

“Approved Fund” shall mean any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineer” shall mean (a) Netherland, Sewell & Associates, Inc., (b) W. D. Van Gonten & Co. Petroleum Engineering, (c) Ryder Scott Company, L.P., (d) DeGolyer and MacNaughton, and (e) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and approved by the Administrative Agent.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent and the Borrower.

“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Available Commitment” shall mean, at any time, (a) the Loan Limit in effect at such time minus (b) the Total Outstandings at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefited Lender” shall have the meaning provided in Section 13.8.

“Blocker Mergers” shall mean the merger of Merger Sub with certain holders of the Apollo Group Preferred Units.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrowing Base” shall mean, as of any date, the value assigned by the Lenders from time to time to the Borrowing Base Properties, which as of the Amendment No. 1 Effective Date, is $200,000,000, and which shall be maintained, reduced or increased from time to time pursuant to Sections 2.14, 2.15, 2.16 and 2.17 hereof.

“Borrowing Base Deficiency” shall mean, at any time, the amount by which the Total Outstandings exceed the Borrowing Base then in effect.

“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties to which PDP Reserves are attributed as evaluated by the Administrative Agent and the Lenders for purposes of establishing the Borrowing Base.

“Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the Total Outstandings on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Date” shall mean the date elected by Borrower pursuant to Section 2.1 for the making of a Loan.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in Fort Worth, Texas are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease” shall mean any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

“Cash Balance” shall mean, at any time, the aggregate amount of cash and Liquid Investments, in each case, held and owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Credit Parties; provided that any Liquid Investments consisting of Equity Interests issued by an unaffiliated third party received by any Credit Party as consideration for any disposition of assets or property permitted hereunder shall not constitute a portion of the Cash Balance.

“Cash Balance Threshold” shall mean $20,000,000; provided that, to the extent that the Borrowing Base exceeds $150,000,000 at any time, the Cash Balance Threshold shall be deemed to equal $30,000,000.

“Cash Collateralize” shall have the meaning provided in Section 3.8(c).

“Cash Management Agreement” shall mean any agreement related to Cash Management Services by and between the Borrower, any Restricted Subsidiary and any Cash Management Bank.

“Cash Management Bank” shall mean any Person that either (a) at the time it provides Cash Management Services, (b) on the Effective Date or (c) at any time after it has provided any Cash Management Services, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent.  For the avoidance of doubt, if any Cash Management Bank ceases to be a Lender or an Affiliate of a Lender, such Person shall not be a Cash Management Bank in respect of any Cash Management Services provided after the date it ceases to be a Lender or Affiliate of a Lender.

“Cash Management Obligations” shall mean the obligations of Borrower or any Restricted Subsidiary to any Lender (or Affiliate of any Lender) in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services.

“Cash Receipts” shall mean all cash received by or on behalf of the Credit Parties, including without limitation: (a) amounts payable under or in connection with any Oil and Gas Properties; (b) proceeds from Loans; and (c) any other cash received by the Credit Parties from whatever source (including amounts received in respect of the liquidation of any Hedge Transaction and amounts received in respect of any disposition of assets), other than amounts described in the definition of “Excluded Accounts” which are deposited in Excluded Accounts.

“Change in Law” shall mean (a) the adoption or implementation of any law, treaty, order, policy, rule or regulation after the Effective Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Effective Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, implemented, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Effective Date regardless of the date adopted, implemented, enacted or promulgated and shall be included as a Change in Law but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a)(ii) and (c) of Section 2.9 generally on other borrowers of loans under United States reserve-based credit facilities.

“Change of Control” shall mean (a) the acquisition of ownership, directly or indirectly, by any Person or group (within the meaning of the Exchange Act as in effect on the date hereof) other than a Permitted Holder (or any intermediate companies owned directly or indirectly by one or more Permitted Holders), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner; (b) the General Partner shall cease to be the general partner of the Borrower; and (c) the

Borrower shall cease to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of OpCo, whether through the ability to exercise voting power, by contract or otherwise.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” shall have the meaning provided for such term in each of the Security Documents and shall include any and all assets securing any or all of the Obligations; provided that with respect to any mortgages, “Collateral,” as defined herein, shall include the “Mortgaged Properties” as defined therein.

“Collateral Coverage Minimum” shall mean that the Mortgaged Properties shall represent, (a) if no Permitted Additional Debt is outstanding, at least 60% of the PV-9 of the Credit Parties’ total PDP Reserves, in each case, included either in the Initial Reserve Report or in the most recent Reserve Report delivered to the Administrative Agent hereunder; provided, that the Credit Parties shall use their best efforts for Mortgaged Properties to represent at least 70% of the PV-9 of the Credit Parties’ total PDP Reserves and (b) at all times that any Permitted Additional Debt is outstanding, at least 80% of the PV-9 of the Credit Parties’ total PDP Reserves.

“Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 13.2 (as such Schedule 13.2 may be amended from time to time in connection with any modification to any Commitment or Total Commitment pursuant to this Agreement) under the caption “Commitment”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Total Commitment pursuant to Section 4.2 or Section 4.3, (b) increased from time to time in connection with an increase of the Total Commitment pursuant to Section 4.4 or (c) modified from time to time pursuant to any assignment permitted by Section 13.2.

“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Total Exposure at such time by (ii) the Total Outstandings at such time.  The Commitment Percentage of each Lender as of the Effective Date is set forth opposite such Lender’s name on Schedule 13.2 hereto.

“Commodity Account” has the meaning assigned to such term in the UCC.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Compliance Certificate” shall mean a compliance certificate substantially in the form of attached Exhibit “D” signed by an Authorized Officer of Borrower.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Co-Syndication Agents” shall mean Wells Fargo Bank, National Association and Credit Suisse Loan Funding, LLC.

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement, and any intercreditor agreement with respect to the Facility entered into on or after the Effective Date to which the Administrative Agent and the Borrower are parties.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Party” shall mean each of the Borrower and the Guarantors.

“Current Assets” shall mean, as of any date, the current assets which would be reflected on the consolidated balance sheet of Borrower and the Restricted Subsidiaries prepared as of such date in accordance with GAAP; provided that the Borrower’s Current Assets shall include an amount equal to the Available Commitment, and Current Assets shall not include the amount of any non-cash items as a result of the application of FASB ASC 815 and any subsequent amendments thereto or the fair value of any Hedge Transaction or any non-hedge derivative contract (whether deemed effective or non-effective).

“Current Liabilities” shall mean, as of any date of determination, the current liabilities which would be reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared as of such date in accordance with GAAP, but excluding any liabilities as a result of the application of FASB ASC 815 and any subsequent amendments thereto or the fair value of any Hedge Transaction or any non-hedge derivative contract (whether deemed effective or non-effective) and excluding the current portion of long-term Indebtedness outstanding under this Agreement.

“Debt to EBITDAX Ratio” shall mean, as of the last day of any fiscal quarter, the ratio of (i) the Total Debt of the Borrower and the Restricted Subsidiaries on a consolidated basis at such date to (ii) EBITDAX for the four fiscal quarter period ended on such date, provided however that, for purposes of the calculation of EBITDAX as of any date after the Amendment No. 1 Effective Date and on or prior to March 31, 2019:

(w) EBITDAX for the four fiscal quarters ending September 30, 2018 shall be deemed to be the sum of (i) EBITDAX attributable to the Haymaker Acquired Entities for the fiscal quarter ending September 30, 2018 multiplied by 92/82 (the product of such calculation, “Haymaker Q3 2018 EBITDAX”) multiplied by four, plus (ii) EBITDAX (excluding any such EBITDAX attributable to the Haymaker Acquired Entities) for the four fiscal quarters ending on such date,

(x) EBITDAX for the four fiscal quarters ending December 31, 2018 shall be deemed to be the sum of (i) (a) the sum of (x) Haymaker Q3 2018 EBITDAX plus (y) EBITDAX attributable to the Haymaker Acquired Entities for the fiscal quarter ending December 31, 2018 (“Haymaker Q4 2018 EBITDAX”) multiplied by (b) two, plus (ii) EBITDAX (excluding any such EBITDAX attributable to the Haymaker Acquired Entities) for the four fiscal quarters ending on such date,

(y) EBITDAX for the four fiscal quarters ending March 31, 2019 shall be deemed to be the sum of (i) (a) the sum of (x) Haymaker Q3 2018 EBITDAX plus (y) Haymaker Q4 2018 EBITDAX plus (z) EBITDAX attributable to the Haymaker Acquired Entities for the fiscal quarter ending March 31, 2019, multiplied by (b) 4/3, plus (ii) EBITDAX (excluding any such EBITDAX attributable to the Haymaker Acquired Entities) for the four fiscal quarters ending on such date; and

(z) with respect to any calculation of the Debt to EBITDAX Ratio during the third quarter of 2018 on a Pro Forma Basis, EBITDAX shall be deemed to be the sum of (i) EBITDAX attributable to the Haymaker Acquired Entities, which shall be deemed $9,300,000, plus (ii) EBITDAX of the Borrower on a consolidated basis (excluding any such EBITDAX attributable to the Haymaker Acquired Entities) for the four fiscal quarters ending on June 30, 2018.

For purposes of calculating EBITDAX attributable to the Haymaker Acquired Entities for the purpose of this definition, each reference to the Borrower and the Restricted Subsidiaries in the definition of “EBITDAX” shall be deemed to be a reference to the Haymaker Acquired Entities.

“Debtor Relief Laws” shall mean the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction from time to time in effect.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.7(c).

“Defaulting Lender” shall mean any Lender whose acts or failures to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Designated Jurisdiction” shall mean any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Designated Person” shall mean a person or entity:

(i)            listed in the annex to, or otherwise the subject of the provisions of any executive order (including but not limited to the Executive Order);

(ii)           named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or is otherwise the subject of any Sanctions Laws and Regulations; or

(iii)          in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Determination Date” shall have the meaning provided in Section 2.15.

“Disposition” shall have the meaning provided in Section 10.2.

“Dispose” or “Disposed of” shall have a correlative meaning to the defined term of “Disposition”.

“Disqualified Capital Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, Letter of Credit Exposure or other Obligations hereunder outstanding and all of the Commitments are terminated. Notwithstanding the foregoing, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders of the Equity Interest have the right to require the Borrower to repurchase or redeem such Equity Interest upon or following the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 10.8 hereof.

“Distressed Person” shall have the meaning provided in the definition of “Lender-Related Distress Event”.

“Dollars” and “$” shall mean dollars in lawful currency of the United States.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Drop-Down Acquisition” shall mean the acquisition by the Borrower or one or more of its Restricted Subsidiaries, in a single transaction or in a series of related transactions, of property or assets from another Person (other than the Borrower or any of its Restricted Subsidiaries), so long as the property or assets being acquired is Oil and Gas Properties (or Equity Interests in Persons owning Oil and Gas Properties) which are used (or intended to be used), as applicable, primarily in its business as a master limited partnership.

“EBITDAX” shall mean, for any period, the Net Income of the Borrower and the Restricted Subsidiaries on a consolidated basis for such period plus, (X) without duplication and to the extent deducted in the calculation of Net Income for such period, (1) income, franchise and similar taxes for such period, (2) interest expense for such period, (3) depletion, depreciation, amortization and other non-cash charges for such period, (4) workover expense for such period, (5) oil and gas exploration expense, including intangible drilling costs and dry hole and abandonment expense, for such period, (6) non-cash losses and charges for such period, (7) extraordinary or non-recurring losses for such period, (8) costs associated with the Borrower’s initial public offering, the Transactions and public company compliance and (9) any reasonable expenses and charges related to any Investment, acquisition, disposition, offering of Equity Interests and any issuance or incurrence of Indebtedness not prohibited hereunder and minus to the extent included in the calculation of Net Income for such period (Y) non-cash gains and extraordinary or non-recurring gains for such period. EBITDAX for any period of measurement may be calculated by the Borrower on a Pro Forma Basis, giving effect to, without duplication, any acquisition of oil and gas properties as if such acquisition occurred on the first day of such period.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which the conditions set forth in Section 6.1 are satisfied (or waived by the Administrative Agent).

“Eligible Assignee” shall mean any of (i) a Lender or any Affiliate of a Lender; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000.00; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that (A) is a subsidiary of a Lender, (B) a subsidiary of a Person of which a Lender is a subsidiary, or (C) a Person of which a Lender is a subsidiary; (v) any other entity (other than a natural person) which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and (vi) with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrower shall be an Eligible Assignee.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, restrictions on use, operations or transferability, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Restricted Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials) or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Effective Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Article XI.

“Excess Cash” shall mean, at any time, the amount of the Cash Balance in excess of the Cash Balance Threshold (other than (i) any cash set aside to pay royalty obligations, working interest obligations, production payments, severance taxes and similar obligations of any Credit Party then due and owing to third parties and for which any Credit Party has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within three (3) Business Days) in order to pay such obligations, (ii) any cash set aside to pay in the ordinary course of business amounts (other than obligations described in clause (i) above) of any Credit Party then due and owing to unaffiliated third parties and for which such Credit Party has issued checks or has initiated wires or ACH transfers in order to pay such amounts), (iii) any cash or Permitted Investments of any Credit Party constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (iv) cash of any Credit Party to be used by any Credit Party within three (3) Business Days to pay the purchase price for any acquisition of any assets or property by any Credit Party pursuant to (A) a binding and enforceable purchase and sale agreement, (B) a signed letter of intent or (C) any unsigned “purchase agreement” or similar documentation which is then being negotiated and will be executed prior to or simultaneously with the closing of such acquisition, (v) any Excluded Equity Proceeds or Excluded Asset Disposition Proceeds held in the Excluded Proceeds Account, (vi) the amount of any Cash Collateral and (vi) the amount of cash set aside to pay any dividend or distribution that has been declared and is unpaid by the Borrower and permitted to be paid under Section 10.8.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Accounts” shall mean (i) segregated Deposit Accounts consisting of (and the balance of which consists solely of funds set aside in connection with) payroll accounts and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or its Restricted Subsidiaries, (ii) Deposit Accounts and Securities Accounts containing cash or other property with an aggregate value of less than $2,000,000, (iii) Deposit Accounts and Securities Accounts containing cash or other property with an aggregate value of greater than $2,000,000 and less than $5,000,000 for a continuous period of up to 60 days and (iv) Deposit Accounts which are used solely as an escrow account or as a fiduciary or trust account or other account that is contractually obligated to be segregated from the other assets of the Borrower and its Restricted Subsidiaries, in each case, for the benefit of unaffiliated third parties.

“Excluded Asset Disposition Proceeds” shall mean cash proceeds and/or marketable securities received by any Credit Party pursuant to a Disposition permitted hereunder, less the amount of any unpaid Borrowing Base Deficiency that results from such Disposition pursuant to the terms hereof.

“Excluded Equity Interests” shall mean (a) any Equity Interests with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower evidenced in writing delivered to the Administrative Agent, the cost or other consequences of pledging such Equity

Interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law, (c) any Equity Interests of any Unrestricted Subsidiary, (d) any Equity Interests of any Subsidiary that is not a wholly-owned Subsidiary at the time such Subsidiary becomes a Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the UCC or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Credit Party or a wholly-owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a wholly-owned Subsidiary) to any Contractual Requirement governing such Equity Interests the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the UCC or other applicable Requirement of Law), (e) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in a writing delivered to the Administrative Agent, and (f) any “Margin Stock” as defined in Regulation U.; provided that, notwithstanding the foregoing, in no event shall the Equity Interests in any Subsidiary that owns any Borrowing Base Properties be Excluded Equity Interests.

“Excluded Equity Proceeds” shall mean cash proceeds from an equity contribution made to, and received by, the Borrower.

“Excluded Proceeds Account” shall mean a segregated Deposit Account established and maintained with the Administrative Agent, which Deposit Account contains only Excluded Equity Proceeds and/or Excluded Asset Disposition Proceeds. Notwithstanding anything herein to the contrary, any use of funds held in the Excluded Proceeds Account: (a) in the case of any such funds that are used, directly or indirectly, to fund a Restricted Payment, shall be deemed to be a utilization of Excluded Equity Proceeds until no Excluded Equity Proceeds remain in such Excluded Proceeds Account, and thereafter shall be deemed to be a utilization of Excluded Asset Disposition Proceeds and (b) in the case of any such funds that are used, directly or indirectly, for any purpose other than to fund a Restricted Payment, shall be deemed to be a utilization of Excluded Asset Disposition Proceeds until no Excluded Asset Disposition Proceeds remain in such Excluded Proceeds Account, and thereafter shall be deemed to be a utilization of Excluded Equity Proceeds.

“Excluded Subsidiary” shall mean (a) each Restricted Subsidiary that does not constitute a Material Subsidiary (but only for so long as such Subsidiary does not constitute a Material Subsidiary), (b) each Restricted Subsidiary that is not a wholly owned Subsidiary (other than OpCo and any of its Subsidiaries) on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) each Restricted Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (d) any Unrestricted Subsidiary and (e) any other Restricted Subsidiary with respect to which in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  Notwithstanding anything herein to the contrary, in no event shall OpCo or any Restricted Subsidiary owning Borrowing Base Properties be an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor, or the grant of such security interest by such Guarantor, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (or similar) Taxes imposed, in each case, by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized under the laws of, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) in the case of a Lender, U.S. federal withholding Tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment (other than to the extent such Lender is an assignee of such interest pursuant to a request by the Borrower under Section 13.7) or (b) such Lender designates a new lending office, except in each case to the extent that, pursuant to Section 5.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 5.4(d) or (iv) any Tax imposed under FATCA.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: — Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001, as amended by Executive Order No. 13268 and as further amended after the date hereof.

“Facility” shall mean this Agreement and the Commitments and the extensions of credit made hereunder.

“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined by the Borrower in good faith.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreements.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain letter agreement of even date herewith between the Borrower and the Administrative Agent.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Assistant Treasurer of such Person.

“Financial Statements” shall mean balance sheets, income statements, statements of cash flows, owners’ equity and appropriate footnotes (for audited financial statements) and schedules, prepared in accordance with GAAP.

“Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Form S-1” shall mean the Registration Statement on Form S-1 of the Borrower filed with the SEC on January 6, 2017, as may be amended on or prior to the Funding Date.

“Fronting Fee” shall have the meaning provided in Section 4.1((b).

“Funding Date” shall mean the date on which the conditions set forth in Sections 7.1 and 7.2 are satisfied (or waived by the Administrative Agent).

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

“General Partner” shall mean Kimbell Royalty GP, LLC, a Delaware limited liability company.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” shall mean the Guarantee made by any Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties substantially in the form of Exhibit B hereto.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (c) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof.  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantors” shall mean each Restricted Subsidiary of Borrower that becomes party to the Guarantee.

“Haymaker Acquired Entities” shall mean Haymaker Greenfield, LLC, a Delaware limited liability company, Haymaker Holding Company, LLC, a Delaware limited liability company, Haymaker Properties, LP, a Delaware limited partnership, and Haymaker Properties GP, LLC, a Delaware limited liability company, each being a Restricted Subsidiary effective as of the Amendment No. 1 Effective Date.

“Haymaker Oil and Gas Properties” shall mean the Oil and Gas Properties of the Haymaker Acquired Entities.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, friable asbestos or asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance which is prohibited, limited or regulated by any Environmental Law.

“Hedge Bank” shall mean (a) any Person (other than the Borrower or any of its Subsidiaries) that (x) at the time it enters into a Hedge Transaction is a Lender or an Affiliate of a Lender or (y) at any time after it enters into a Hedge Transaction becomes a Lender or an Affiliate of a Lender or (b) with respect to any Hedge Transaction that is in effect on the Effective Date, any Person (other than the Borrower or any of its Subsidiaries) that is a Lender or an Affiliate of a Lender on the Effective Date.  For the avoidance of doubt, if any Hedge Bank ceases to be a Lender or an Affiliate of a Lender, such Person shall not be a Hedge Bank in respect of any Hedge Transaction entered into after the date it ceases to be a Lender or Affiliate of a Lender.

“Hedge Termination” shall mean with respect to any Hedge Transaction, any termination (other than a termination that occurs on the date scheduled for such termination and not as a result of any event of default or other event which permits a party to such Hedge Transaction to early terminate such Hedge Transaction, in each case however defined or described), cancellation, novation or other disposition of such Hedge Transaction or the entry into one or more offsetting Hedge Transactions in respect of such Hedge Transaction.

“Hedge Termination Date” shall mean, with respect to any Hedge Transaction, the date of expiration of that particular Hedge Transaction.

“Hedge Transactions” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, total return swaps, credit spread transactions, repurchase transactions, reserve repurchase transactions, securities lending transactions, weather index transactions, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Transaction.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Transactions.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Increasing Lender” has the meaning assigned to such term in Section 4.4(b)(7).

“Indebtedness” of any Person shall mean, if and to the extent (other than with respect to clause (e) below) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be required to be shown as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness (excluding prepaid interest thereon) described in the other clauses of this definition of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (but if such Indebtedness has not been assumed, limited to the lesser of the amount of such Indebtedness and the Fair Market Value of the property securing such Indebtedness), (f) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, (g) Capital Lease obligations, and (h) without duplication, all Guarantee Obligations of such Person in respect of Indebtedness of another Person of the types described in the other clauses of this definition); provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv)

in the case of the Borrower and its Subsidiaries, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and its Subsidiaries, (v) production payments and reserve sales, (vi) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business and (vii) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes and (b) Other Taxes.

“Information” shall have the meaning provided in Section 8.8(a).

“Initial Borrowing Base” shall mean the Borrowing Base in effect on the Effective Date, which shall be $100,000,000.

“Initial Reserve Report” shall mean the reserve engineers’ report used to determine the Initial Borrowing Base, prepared as of December 31, 2016, prepared by an Approved Petroleum Engineer, with respect to the Oil and Gas Properties of the Credit Parties expected to be owned by the Credit Parties upon consummation of the IPO.

“Intercompany Note” means a promissory note substantially in the form of Exhibit H.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis (including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedge Transactions) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to capitalized lease obligations allocable to interest expense) and (b) capitalized interest of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower with respect to any interest rate Hedge Transactions, and interest on a capitalized lease obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such capitalized lease obligation in accordance with GAAP.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.8.

“Investment” shall have the meaning provided in Section 10.15.

“IPO” shall mean the initial public offering of common units of the Borrower, as described in the Form S-1.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” shall mean (a) the Administrative Agent, any of its Affiliates or any replacement or successor appointed pursuant to Section 3.6, and (b) if requested by the Borrower and reasonably acceptable to the Administrative Agent, any other Person who is a Lender at the time of such request and who accepts such appointment (it being understood that, if any such Person ceases to be a Lender hereunder, such Person will remain an Issuing Bank with respect to any Letter of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). References herein and in the other Credit Documents to an Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joint Lead Arrangers” shall mean Wells Fargo Bank, National Association and Credit Suisse Loan Funding, LLC.

“June 2018 Reserve Report” has the meaning assigned to such term in Amendment No. 1.

“Kimbell Class B Units” shall mean the Class B Units in the Borrower.

“Kimbell Class B/OpCo Unit for Kimbell Common Unit Exchange” shall mean a transaction whereby a holder of both a Kimbell Class B Unit and a OpCo Common Unit exchanges such Equity Interests for (i) a Kimbell Common Unit and (ii) cash in respect of the dividend and liquidation preferences of the Kimbell Class B Units; provided that the aggregate amount of cash exchanged in connection with Kimbell Class B/OpCo Unit for Kimbell Common Unit Exchanges shall not exceed the aggregate amount of cash contributed to the Borrower by the holders of Kimbell Class B Units in respect of such Kimbell Class B Units.

“Kimbell Common Units” shall mean the Common Units in the Borrower.

“L/C Borrowing” shall mean an extension of credit resulting from a Drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Maturity Date” shall mean the date that is five (5) Business Days prior to the Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate amount of all Reimbursement Obligations, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” shall have the meaning provided in the introductory paragraph hereto.

“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit, which refusal or failure is not cured within two (2) Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank, or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility; (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under the Facility, which failure is not cured after the date of such failure; (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) any Lender that has, or has a direct or indirect parent company that has, become the subject of a Bail-in Action.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 4.4.

“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Letter of Credit” shall have the meaning provided in Section 3.1(a).

“Letter of Credit Application” shall have the meaning provided in Section 3.2.

“Letter of Credit Commitment” shall mean (i) 10% of the Borrowing Base then in effect or (ii) such greater amount agreed to by the Administrative Agent and the Issuing Banks; provided that in no event shall the Letter of Credit Commitment exceed the Borrowing Base then in effect.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a) at such time and (b) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a)) minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.8.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean, for any Interest Period with respect to any Borrowing of a LIBOR Loan, the interest rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to those currently provided on Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such Borrowing of such LIBOR Loan for such Interest Period shall be determined by the Administrative Agent by reference to such other comparable publicly available service for displaying the offered rate for Dollar deposits in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, then such rate shall be the rate at which Dollar deposits of an amount comparable to the Advance of such LIBOR Loan and for a maturity comparable to such Interest Period are offered by the principal office of the

Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, collateral assignment, security interest or similar encumbrance of any kind or character.

“Liquid Investments” shall mean:

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 270 days from the date of any acquisition thereof;

(i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 270 days from the date of acquisition thereof or which may be liquidated for the full amount thereof without penalty or premium (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender), or (B) any other bank or trust company so long as either (x) such certificate of deposit is not pledged to secure the Borrower’s or any Subsidiaries’ ordinary course of business bonding requirements, and (y) the amount thereof is less than or equal to $100,000, or any other bank or trust company, if at the time of deposit or purchase, such bank debt securities are rated A or A2 or better by either S&P or Moody’s, and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated at the highest credit rating given by either S&P or Moody’s, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Lenders;

deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above; and

repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement such Person is a Lender (or an Affiliate of any Lender) or the debt securities of such Person is rated at the highest credit rating given by either S&P or Moody’s.

“Liquidity” shall mean the sum of (a) the Available Commitment, (b) all unrestricted cash held in deposit accounts of the Borrower or any Restricted Subsidiary and (c) Liquid Investments of the Borrower or any Restricted Subsidiary, and in the case of clauses (b) and (c), which are subject to a Lien in favor of the Administrative Agent securing the Obligations, perfected by an account control agreement with the Administrative Agent or held in a deposit account or securities account maintained with the Administrative Agent and otherwise free and clear of all Liens (other than Permitted Liens).

“Loan” shall mean the loans made to the Borrower pursuant to Section 2.1 of this Agreement.

“Loan Limit” shall mean, at any time, the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time (including as it may be reduced pursuant to Sections 2.14, 2.15 or 2.17).

“Majority Lenders” shall mean, at any date, (a) if there are two or fewer Lenders, all Lenders, (b) if there are three Lenders, Required Lenders and (c) if there are more than three Lenders, (i) Non-Defaulting Lenders (including Administrative Agent as a Lender) having or holding more than 50% of the Adjusted Total Commitment at such date or (ii) if the Total Commitment has been terminated, Non-Defaulting Lenders (including Administrative Agent as a Lender) having or holding more than 50% of the Total Outstandings (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Management Services Agreement” shall mean the management services agreement, dated as of the Funding Date, among the Borrower, Kimbell Operating Company, LLC and the other parties thereto.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or under any of the other Credit Documents.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000.

“Material Subsidiary” shall mean, as of the date of each Compliance Certificate delivered under Section 9.1(c), each Restricted Subsidiary of the Borrower whose Total Assets (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) as at the last day of the four consecutive fiscal quarter period then ended for which the financial statements required pursuant to Section 9.1 (a) or (b) have been delivered (or required to be delivered) were equal to or greater than 2% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, determined in accordance with GAAP.

“Maturity Date” shall mean February 8, 2022.

“Maximum Rate” shall mean the maximum rate of interest that the Administrative Agent is permitted to charge to Borrower in compliance with all applicable laws.

“Merger Sub” shall mean Kimbell Merger Sub, LLC, a Delaware limited liability company.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgaged Property” shall mean each of the Oil and Gas Properties of the Credit Parties with respect to which a Mortgage has been granted.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP; provided that in calculating Net Income of the Borrower for any period, there shall be excluded the net income of any Unrestricted Subsidiary or any other Person in which the Borrower or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Restricted Subsidiaries in accordance with GAAP), except, to the extent of the amount of dividends or distributions actually paid in cash during such period by such Unrestricted Subsidiary or such other Person to the Borrower or to a Restricted Subsidiary.

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” means a promissory note of the Borrower payable to any Lender or its Affiliates in an amount not to exceed the Commitment of such Lender, in substantially the form of attached Exhibit C evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.1(b) and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and the Borrower.

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.5(a).

“Obligations” shall mean all Advances to, and all other obligations of, any Credit Party arising under any Credit Document to pay principal and interest on any Loan and all Reimbursement Obligations in respect of any Letter of Credit and to pay all costs and expenses under the Credit Documents and all Cash Management Obligations and Hedging Obligations, in each case, entered into with the Borrower or any Restricted Subsidiary, whether direct or indirect

(including those acquired by assumption pursuant to this Agreement), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (a) the obligations of the Borrower or any Restricted Subsidiary under any Hedge Transaction and under any Cash Management Agreement that has been secured at the option of the Borrower (such option shall be deemed exercised as reflected in the documents related to any such Hedge Transaction or Cash Management Agreement among the Borrower or any Restricted Subsidiary and the applicable Hedge Bank or Cash Management Bank) shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed; (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedge Obligations under Hedge Transactions or of the holders of Cash Management Obligations under Cash Management Agreements; and (c) “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

“OFAC” shall have the meaning provided in Section 8.19(b).

“Oil and Gas Properties” shall mean all of the following in which Borrower or any Restricted Subsidiary owns an interest: (i) all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing and handling assets, (ii) all oil and gas gathering, treating, storage, processing and handling plants and assets,  (iii) all oil or gas pipelines, and (iv) all platforms, wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment.

“OpCo” shall mean Kimbell Royalty Operating, LLC, a Delaware limited liability company.

“OpCo Common Units” shall mean the common units in OpCo.

“OpCo Preferred Units” shall mean, collectively, the convertible preferred units in OpCo in the same number of issued and outstanding units as the Apollo Group Preferred Units and containing terms substantially similar to the Apollo Group Preferred Units, including, with an aggregate liquidation preference equal to the liquidation preference of the Apollo Group Preferred Units.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes (including related reasonable out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” shall have the meaning provided in Section 13.6(c).

“Participant Register” shall have the meaning provided in Section 13.6(c).

“Patriot Act” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“PDP Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as “Proved Developed Producing Reserves”.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower of assets (including any assets constituting a business unit, line of business or division) or Equity Interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with Requirements of Law; (b) if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Restricted Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming, to the extent required by Section 9.11, a Guarantor; (c) such acquisition shall result in the Administrative Agent, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired to the extent required by Section 9.11; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower shall be in compliance with Section 9.16; (f) the Borrower shall be in Pro Forma Compliance after giving effect to such acquisition and (g) no existing Indebtedness for borrowed money of a Person acquired in connection with such acquisition shall be assumed as a direct result of such acquisition.

“Permitted Additional Debt” shall mean unsecured senior, unsecured senior subordinated or unsecured subordinated Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 91st day after the Maturity Date (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants (other than financial covenants), events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not, in the aggregate, materially more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement as in effect at the time of such issuance or incurrence, (c) the financial covenants of which are not, individually or in the aggregate, more restrictive than the financial covenants contained in this Agreement as in effect at the time of such issuance or incurrence, (d) the terms of which do not contain maintenance financial covenants or require the achievement of any financial performance standards other than as a condition to taking specified actions or as permitted by clause (c) above, (e) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and (f) no Restricted Subsidiary of the Borrower (other than a Guarantor or a corporate finance subsidiary who has no operations or assets other than those incidental to the issuance of the Indebtedness) is an obligor under such Indebtedness; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence of such Additional Indebtedness, together with  drafts of the indenture, credit agreement or similar document and any security agreements and guaranty agreements related thereto, stating that the Borrower has determined in good faith that the terms and conditions contained in such documentation satisfy the criteria set forth above.

“Permitted Holders” shall mean each of (a) Kimbell GP Holdings, LLC, (b) Rochelle Royalties, LLC, (c) BGT Investments LLC, (d) Double Eagle Interests, LLC, (e) Robert D. Ravnaas, (f) Brett G. Taylor, (g) Mitch S. Wynne and (h) Ben J. Fortson.

“Permitted Liens” shall mean:

(a)                                 royalties, overriding royalties, reversionary interests, production payments and similar burdens;

(b)                                 sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (a) above) deprive the Borrower or the Restricted Subsidiaries, taken as a whole, of any material right with respect to their assets or properties (except for rights customarily granted with respect to such contracts and arrangements);

(c)                                  statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP);

(d)                                 easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or with respect to the Borrower’s or its Restricted Subsidiaries’ assets or properties and that do not individually or in the aggregate cause a Material Adverse Effect;

(e)                                  materialman’s, mechanic’s, repairman’s, employee’s, vendor’s, laborer’s, warehouseman’s, carrier’s, pipeline’s, contractor’s, sub-contractor’s, operator’s, non-operator’s (arising under operating or joint operating agreements), and other like Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by the Borrower in connection with the construction, maintenance, development, transportation, processing, storage or operation of the Borrower’s or a Restricted Subsidiary’s assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP);

(f)                                   all contracts, agreements and instruments, and all defects and irregularities and other matters affecting the Borrower’s or its Restricted Subsidiaries’ assets and properties which were in existence at the time Borrower’s or its Restricted Subsidiaries’ assets and properties were originally acquired by the Borrower or such Restricted Subsidiaries and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of the Borrower’s and its Restricted Subsidiaries’ assets and properties, considered in the aggregate;

(g)                               liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations;

(h)                              legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed;

(i)                                     rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate the Borrower’s or any Restricted Subsidiary’s assets and properties in any manner, and all applicable laws, rules and orders from any Governmental Authority;

(j)                                    landlord’s liens or Liens to secure performance of tenders, surety bonds, appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(k)                                 Liens incurred pursuant to the Security Documents;

(l)                                     contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-in and farm-out agreements, division orders, contracts for the sale, transportation or exchange of Oil and Gas Properties, unitization and pooling declarations and agreements, area of mutual interest agreements, saltwater or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are customary in the oil and gas business;

(m)                             judgment and attachment Liens not giving rise to an Event of Default;

(n)                                 Liens securing Indebtedness permitted under Section 10.7(d), but only on the Property under lease or the Property purchased with such Indebtedness, as applicable;

(o)                                 other Liens securing obligations that in the aggregate do not exceed $5,000,000 in principal amount at any one time.

(p)                                 banker’s liens and rights of setoff or similar rights and remedies under statutory or common law or customary account documentation in the ordinary course of business in favor of banks and other financial institutions over any bank accounts of the Borrower and the Restricted Subsidiaries;

(q)                                 Liens on Equity Interests of Unrestricted Subsidiaries;

(r)                                    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(s)                                   any inconsequential, insignificant or immaterial Liens against any of the Oil and Gas Properties that are of a type that would be customarily accepted in the oil and gas industry; and

(t)                                    Liens on Property, other than Oil and Gas Properties, not constituting Collateral securing Indebtedness or other obligations of the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $3,000,000 at any time.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petroleum Industry Standards” shall mean the definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Preferred Equity” shall mean Equity Interests of the Borrower that is preferred stock or preferred units, including without limitation the Apollo Group Preferred Units.

“Preferred Equity Purchase Agreement” shall mean that certain Series A Preferred Unit Purchase Agreement, as dated May 28, 2018 among the Borrower and the Apollo Group, pursuant to which the Apollo Group purchased the Apollo Group Series A Units from the Borrower, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate,” shall mean the maximum “Latest” “U.S.” prime rate of interest per annum published from time to time in the Money Rates section of The Wall Street Journal (U.S. Edition) or in any successor publication to The Wall Street Journal.   If more than one U.S. prime rate is published at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate hereunder, and (ii) if at any time The Wall Street Journal ceases to publish a U.S. prime rate, the Administrative Agent shall have the right to select a substitute rate that the Administrative Agent determines, in the exercise of its reasonable commercial discretion, to be comparable to such prime rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the Prime Rate hereunder.

“Pro Forma Basis” shall mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDAX, effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation, any dividend, distribution or other similar payment, and any restructurings of the business of the Borrower that the Borrower has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 10.2, 10.7 and 10.8 occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated), and (ii) in making any determination on a Pro Forma Basis, (y) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 10.2, 10.7 and 10.8 occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (z) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (y), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.  Calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Financial Officer of the Borrower and approved by the Administrative Agent and may include, for any fiscal period ending on or prior to the third anniversary of any relevant pro forma event (but not for any fiscal period ending after such third anniversary), adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions).

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, issuance, incurrence and permanent repayment of Indebtedness), with the Debt to EBITDAX Ratio recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the financial statements and certificates required pursuant to Section 9.1(a) or Section 9.1(b) have been or were required to have been delivered; provided that, calculation of “Pro Forma Compliance” shall employ the same annualized EBITDAX calculations as used in the definition of Debt to EBITDAX Ratio for the fiscal quarters therein in which annualized EBITDAX numbers are used and provided further, that “Pro Forma Compliance” shall include the Debt to EBITDAX Ratio tested without regard to whether or not the Debt to EBITDAX Ratio was or was required to be tested on the applicable quarter-end date pursuant to Section 10.3.  Notwithstanding the above, if any changes or modifications are made to the Form S-1 between the Effective Date and the Funding Date that would affect EBITDAX as of the Funding Date, within three (3) Business Days following the request of the Administrative Agent, the Borrower shall provide the Administrative Agent a certificate reflecting the EBITDAX calculation after giving effect to such changes or modifications to the Form S-1.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” shall mean, collectively, oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as “Proved Developed Producing Reserves”, “Proved Developed Non-Producing Reserves”, and “Proved Undeveloped Reserves”.

“PV-9” shall mean, with respect to any PDP Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent price deck and other pricing parameters provided to the Borrower by the Administrative Agent pursuant to Sections 2.14 and 2.15.

“Qualified ECP Counterparty” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Redetermination Date” shall mean, the date that the redetermined Borrowing Base becomes effective pursuant to Section 2.14.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor thereto and other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Reimbursement Obligations” shall mean, at any time, the obligations of the Borrower with respect to all Letters of Credit then outstanding to reimburse amounts paid by the Issuing Bank with respect to any drawing or drawings under a Letter of Credit.

“Related Parties” shall mean, with respect to any specified Person, such Person’s partners, Affiliates and the partners, managers, directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.

“Required Cash Collateral Amount” shall have the meaning provided in Section 3.8(c).

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 66-2/3% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 66-2/3% of the Total Outstandings (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date; provided that, at any time there are only two Lenders under this Agreement, “Required Lenders” means all Lenders (other than Defaulting Lenders).

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” shall have the meaning provided in Section 2.14 hereof.

“Reserve Report Certificate” shall mean a certificate of an Authorized Officer in certifying as to the matters set forth in Section 9.14(c) in such form reasonably acceptable to the Administrative Agent.

“Restricted Payments” shall have the meaning provided in Section 10.8.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sanction(s)” shall mean any international economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the Norwegian State, the European Union, the Member States of the European Union, Her Majesty’s Treasury or any other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, the Administrative Agent, each Issuing Bank, each Lender, each Hedge Bank that is party to any Hedge Transaction and each Cash Management Bank that is a party to any Cash Management Agreement.

“Securities Account” has the meaning assigned to such term in the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean, collectively, all deeds of trust, mortgages, security agreements, collateral assignments of production, deposit account control agreements and other instruments granting Liens on any assets of the Borrower or any of its Restricted Subsidiaries that are executed by the Borrower or any of its Restricted Subsidiaries pursuant to Section 9.11 or 9.13 to secure the Obligations of the Borrower or any of its Restricted Subsidiaries under the Credit Documents.

“Sole Arranger” shall mean, prior to the Amendment No. 1 Effective Date, Frost Bank.

“Solvent” shall mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the assets of such Person, at a fair valuation, exceeds the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person does not intend to, and such Person does not believe that it will incur debts beyond such Person’s ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by such Person and the timing and amounts of cash to be payable on or in respect of their debt; (iv) such Person is able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (v) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time and (c) any partnership, the general partner of which meets the description set forth in either clause (a) or (b) above. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower. OpCo will at all times constitute a “Subsidiary” of the Borrower.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary that is a Guarantor.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” shall mean, in respect of any one or more Hedge Transactions after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Transactions, (a) for any date on or after the date such Hedge Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Transactions (which may include a Lender or any Affiliate of a Lender).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Commitment” shall mean the sum of the Commitments of all of the Lenders.  The Total Commitment as of the Amendment No. 1 Effective Date is $200,000,000.

“Total Commitment Increase Agreement” has the meaning assigned to such term in Section 4.4(b)(7).

“Total Debt” shall mean, as of any date of determination, the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease obligations and Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries on such date determined on a consolidated basis and in accordance with GAAP (provided that the amount of any Capital Lease obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP).

“Total Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Total Outstandings” shall mean, at any time, the total principal balance outstanding on the Loans at any time plus the aggregate Letter of Credit Exposure at such time.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the consummation of the transactions contemplated by this Agreement, the Credit Documents and the Form S-1 and the payment of Transaction Expenses.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Type” shall mean, as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Texas or of any other state the laws of which are required to be applied in connection with the creation or perfection of any security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.

“United States” or “U.S.” shall mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated as such on Schedule 8.12 from time to time or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 10.17, until such time as the Borrower redesignates such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement.

“Unscheduled Redetermination” shall mean a redetermination of the Borrowing Base made at any time other than on the date set for the regular semi-annual redetermination of the Borrowing Base which is made (A) at the request of the Borrower (but only once between successive Redetermination Dates) or (B) at the request of the Required Lenders (only once between successive Redetermination Dates).

“Unused Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Unused Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment on such day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Borrowing Base Utilization Percentage in effect on such day.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2                                    Other Interpretive Provisions.  With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)                                  Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)                                 The term “including” is by way of example and not limitation.

(e)                                  The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)                                   In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)                                  Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h)                                 Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i)                                     Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j)                                    The word “will” shall be construed to have the same meaning as the word “shall”.

(k)                                 The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3                                              Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with the Credit Parties’ past practices, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Credit Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2015 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect on December 31, 2015, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

Section 1.4                                    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

Section 1.5                                    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Fort Worth, Texas (daylight saving or standard, as applicable).

ARTICLE II

AMOUNT AND TERMS OF CREDIT

Section 2.1                                    The Facility and Commitments.

(a)                                 Subject to, and upon the terms and conditions set forth herein, each Lender severally, but not jointly, agrees to make Loans to the Borrower, which Loans (i) shall be made to the Borrower from time to time on and after the Funding Date and prior to the Maturity Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof at any time prior to the Maturity Date, (iv) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the Total Outstandings at such time exceeding the Loan Limit.  The Obligations of the Borrower hereunder shall be evidenced by this Agreement and the other Credit Documents.  Notwithstanding any other provision of this Agreement, no Loan shall be required to be made hereunder if any Default or Event of Default (as hereinafter defined) has occurred and is continuing.  The aggregate principal amount of each Advance of Loans shall be at least $500,000 or any whole multiples of $100,000 in excess thereof (except for any such Advance in an aggregate amount that is equal to the entire unused balance of the Loan Limit and except for Loans to reimburse the Issuing Bank with respect to any Unpaid Drawing which shall be made in the amounts required by Sections 3.3 or 3.4, as applicable), and in each case shall consist of Loans of the same Type made on the same day by each Lender ratably according to its Commitment Percentage.

(b)                                 Whenever the Borrower desires an Advance of a Loan (other than Loans used to reimburse Unpaid Drawings), it shall give the Administrative Agent telegraphic, telex, facsimile or telephone notice of such requested Advance in the form of a Notice of Borrowing, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be substantially in the form of Exhibit A attached hereto and shall be received by the Administrative Agent not later than noon (Fort Worth, Texas time) (i) on the Borrowing Date in the case of an ABR Loan or (ii) three (3) Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans.  Each Notice of Borrowing shall specify (i) the Borrowing Date (which shall be a Business Day), (ii) the principal amount to be borrowed, (iii) the portion of such Advance constituting ABR Loans and/or LIBOR Loans, (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the Interest Period applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month) and (v) the Cash Balance (without regard to the requested Advance) as of the close of business on the date of the Notice of Borrowing and the reasonably estimated pro forma Cash Balance on the close of business on the Borrowing Date (giving effect to the requested Advance).  Each Notice of Borrowing shall constitute a representation by the Borrower that (a) the amount of the requested Advances shall not cause the Total Outstandings to exceed the Available Commitment (after giving effect to the making of such Loans) and (b) as of the end of the third Business Day on which such requested Advances will be funded, after giving pro forma effect to the requested Advances, the Credit Parties shall not have any Excess Cash.  Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any Notice of Borrowing referred to above which the Administrative Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower. Upon funding of Advances by the Lenders under Section 2.3 below and such funds being made available to the Borrower in accordance with this Agreement pursuant to any such Notice of Borrowing, the amount so funded and made available to the Borrower shall constitute a part of the Obligations hereunder.  Loans made to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(c)                                  Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

Section 2.2                                    Maximum Number of Advances.  More than one Advance may be incurred on any date; provided that at no time shall there be outstanding more than) five (5) Advances of LIBOR Loans under this Agreement.

Section 2.3                                    Disbursement of Funds.

(a)                                 No later than 2:00 p.m. (Fort Worth, Texas time) on the date specified in each Notice of Borrowing, each Lender will make available its Commitment Percentage of each Advance requested to be made on such date in the manner provided below; provided that on the Funding Date, such funds shall be made available by 10:00 a.m. (Fort Worth, Texas time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Advance in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Borrowing delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.

(b)                                 Each Lender shall make available all amounts it is to fund to the Borrower under any Advance in immediately available funds in Dollars to the Administrative Agent at the Administrative Agent’s Office, and the Administrative Agent will (except in the case of Advances to repay Unpaid Drawings) make available to the Borrower the aggregate of such amounts. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Advance (or, with respect to an ABR Loan, the date of such Borrowing prior to 1:00 p.m. (Fort Worth, Texas time)) that such Lender does not intend to make available to the Administrative Agent its portion of the Advance or Advances to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent or (ii) if paid by the Borrower, the then-

applicable rate of interest or fees, calculated in accordance with Section 2.7, for the respective Loans.

(c)                                  Nothing in this Section 2.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

Section 2.4                                    Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders on the Maturity Date, the then outstanding principal amount of all Loans.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.

(c)                                  The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)                                 The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.4 shall, absent manifest error and to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)                                  Upon the request of any Lender to Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence the obligation of the Borrower to repay to such Lender its Advances to Borrower in addition to such records maintained by the Administrative Agent.  Each Lender may attach schedules to a Note and endorse thereon the date, Type, amount, currency and maturity of its Advances and payments with respect thereto, but such action or the failure to do so shall not control over the records thereof maintained by the Administrative Agent.

Section 2.5                                    Conversions and Continuations.

(a)                                 Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion of the outstanding principal amount of Loans of one Type into an Advance or Advances of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (B) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, and (C) Borrowings resulting from conversions pursuant to this Section 2.5 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (Fort Worth, Texas time) at least (i) three (3) Business Days’, in the case of a continuation of or conversion to LIBOR Loans or (ii) the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)                                 If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of LIBOR Loans with an Interest Period of one month unless a Default or Event of Default is then in existence in which case the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, in each case, effective as of the expiration date of such current Interest Period.

Section 2.6                                    Pro Rata Borrowings. Each Borrowing under this Agreement shall be made by the Lenders pro rata on the basis of their applicable Commitment Percentages. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

Section 2.7                                    Interest.

(a)                                 The unpaid principal amount of each ABR Loan shall bear interest from the date of the Advance thereof until maturity thereof (whether by acceleration or otherwise) or conversion thereof to a LIBOR Loan, at a rate per annum that shall at all times be the Adjusted ABR Rate in effect from time to time.

(b)                                 The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Advance thereof until maturity thereof (whether by acceleration or otherwise) or conversion thereof to an ABR Loan, at a rate per annum that shall at all times be the Adjusted LIBOR Rate in effect from time to time.

(c)                                  If (x) all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at stated maturity, by acceleration or otherwise) and (y) an Event of Default has occurred and is continuing, such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.7(a) plus 2%, in each case from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d)                                 Interest on each Loan shall accrue from and including the date of any Advance to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e)                                  All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)                                   The Administrative Agent, upon determining the interest rate for any Advance of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

Section 2.8                                    Interest Periods.  At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, an Advance of LIBOR Loans in accordance with Section 2.1(b) or 2.5(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be (i) a one, two, three or six-month period, as requested by the Borrower.

Notwithstanding anything to the contrary contained above:

(a)                                 the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)                                 if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)                                  if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d)                                 the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date.

Section 2.9                                    Increased Costs, Illegality, Etc.

(a)                                 In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)                                     on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Advances are not generally available in the relevant market or (B) by reason of any changes arising on or after the Effective Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii)                                  that, due to a Change in Law occurring at any time after the Effective Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Credit Document or any LIBOR Loan made by it (other than (1) Taxes indemnifiable under Section 5.4, or (2) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii)                               at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than thirty (30) days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.9(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b)                                 At any time that any LIBOR Loan is affected by the circumstances described in Section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.9(a)(iii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to an Advance, cancel such Advance by giving the Administrative

Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.9(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three (3) Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.9(b).

(c)                                  If, after the Effective Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Effective Date has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen (15) days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Effective Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.12, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.9(c) upon receipt of such notice.

(d)                                 In addition, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.9 (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in this Section 2.9 (a)(i) have not arisen but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph, (x) any request to convert any Loan to, or continue any Loan as, a LIBOR Loan shall be ineffective, and (y) if any Notice of Borrowing requests a LIBOR Loan, such Loan shall be made as an ABR Loan; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.10                             Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.4, 2.5, 2.9, 5.1, 5.2 or 13.5, as a result of acceleration of the maturity of the Loans pursuant to Article XI or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount) pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

Section 2.11                             Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.9(a)(ii), 2.9(a)(iii), 2.9(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.9, 3.5 or 5.4.

Section 2.12                             Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.9, 2.10, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.9, 2.10, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13                             The Borrowing Base.  At the Amendment No. 1 Effective Date, the Borrowing Base shall be $200,000,000 (subject to adjustment on the Amendment No. 1 Effective

Date pursuant to Section 2.17(d)).  The Borrowing Base may be adjusted from time to time pursuant to Sections 2.14, 2.15, 2.16 and 2.17 hereof.

Section 2.14                             Scheduled Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by Lenders semi-annually effective on or about November 1 and May 1 of each year, beginning November 1, 2018, or such earlier date requested by the Required Lenders or Borrower (each a “Redetermination Date”) or as Unscheduled Redeterminations, each based on an engineering report (each a “Reserve Report”) delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, and prepared with respect to the reserve report for the November 1 redetermination, by an Approved Petroleum Engineer, and prepared with respect to the May 1 redetermination, by the Borrower (or by such Approved Petroleum Engineer), said Reserve Reports (i) to utilize economic, price deck and other pricing parameters used by the Administrative Agent in good faith in accordance with its usual and customary oil and gas lending criteria as it exists at the particular time, together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent or any Lender shall deem reasonably necessary to determine the value of such Borrowing Base Properties.  Borrower shall deliver the Reserve Report to the Administrative Agent (i) on or about (but not after) October 1 of each year, beginning October 1, 2018, for the November 1 Redetermination Date, (ii) on or about (but not after) April 1 of each year, beginning April 1, 2019 for the May 1 Redetermination Date and (iii) within forty-five (45) days after either (a) receipt of notice that Required Lenders require an Unscheduled Redetermination, or (b) Borrower gives notice to the Administrative Agent that the Borrower wishes to have an Unscheduled Redetermination performed. The Reserve Report prepared for the November 1 Redetermination Date shall be dated effective as of August 1 of such year and the Reserve Report prepared for the May 1 Redetermination Date shall be dated effective as of February 1 of each year. Upon receipt of each such Reserve Report, the Lenders shall make a Redetermination of the Borrowing Base in accordance with standard practices at the time for reserve based loans.  It is expressly understood that the Lenders have no obligation to designate the Borrowing Base at any particular amount, except in the exercise of their discretion, whether in relation to the Commitment or otherwise.

Section 2.15                             Unscheduled Redeterminations of the Borrowing Base.  Within thirty (30) days after either (i) receipt of notice from the Administrative Agent that the Required Lenders require an Unscheduled Redetermination, or (ii) the Borrower gives notice to the Administrative Agent of its desire to have an Unscheduled Redetermination performed, in each case the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by petroleum engineers employed by the Borrower (or by an Approved Petroleum Engineer) in form and substance reasonably satisfactory to the Administrative Agent, said engineering report to utilize economic, price deck and other pricing parameters used by the Administrative Agent or any Lender as established from time to time, together with such other information, reports and data concerning the value of the Borrowing Base Properties.  The Administrative Agent shall by written notice to the Borrower within a reasonable time after the provision of all such information, reports and data (the date of such notice being herein called the “Determination Date”) notify the Borrower of the designation of the new Borrowing Base for the period beginning on such Determination Date and continuing until, but not including, the next Redetermination Date or Determination Date.  If the Borrower does not furnish all such information, reports and data by any date specified in this Section 2.15, unless such failure is of no fault of the Borrower, the Lenders nonetheless shall designate the Borrowing Base at any amount which the Lenders in their sole discretion determine and redesignate the Borrowing Base from time to time thereafter until the Administrative Agent receives all such information, reports and data, whereupon the Lenders shall designate a new Borrowing Base, as described above. In addition to, and not including and/or limited by the Unscheduled Redeterminations allowed above, (a) if any changes or modifications are made to the Form S-1 after the Initial Borrowing Base is established that negatively affect the value of the Oil and Gas Properties to be owned by the Credit Parties upon consummation of the IPO, then upon request of the Required Lenders, the Borrowing Base shall be reduced by the Borrowing Base value attributable to the Oil and Gas Properties included in the Initial Reserve Report that will no longer be Borrowing Base Properties of the Credit Parties on the Funding Date and (b) the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Redeterminations of the Borrowing Base in the event the Borrower or any other Credit Party acquires in one or more transactions Oil and Gas Properties with PDP Reserves that are to be Borrowing Base Properties having, in the aggregate, a PV-9 (calculated at the time of such acquisitions) in excess of 20% of the Borrowing Base in effect immediately prior to such acquisitions.

Section 2.16                             Procedure.                                  The procedure for determining the Initial Borrowing Base and at each redetermination shall be that the Administrative Agent shall determine the Borrowing Base and submit the same to the Lenders. Increases in the Borrowing Base will require approval of all the Lenders, but other reaffirmations or changes in the Borrowing Base will be subject to the approval of Required Lenders. The  Lenders (in the case of a proposed increase to the Borrowing Base) or Required Lenders (in the case of a proposed reaffirmation or reduction to the Borrowing Base) shall approve or reject the Administrative Agent’s initial determination of the proposed Borrowing Base by written notice to the Administrative Agent on or about fifteen (15) days after the Administrative Agent’s notification of its initial determination; provided, however that, the failure by any Lender to confirm or reject in writing the Administrative Agent’s determination of the proposed Borrowing Base within such period shall be deemed an approval of the such proposed Borrowing Base by such Lender.  If Lenders (in the case of a proposed increase to the Borrowing Base) or Required Lenders (in the case of a proposed reaffirmation or reduction to the Borrowing Base) fail to approve any such proposed Borrowing Base determined by the Administrative Agent hereunder in such period, then the Administrative Agent shall poll the Lenders to ascertain the highest proposed Borrowing Base then acceptable to Lenders (in the case of a proposed increase to the Borrowing Base) or Required Lenders (in the case of a proposed reaffirmation or reduction to the Borrowing Base) for purposes of this Section 2.16, such amounts shall become the new Borrowing Base, effective on the date specified in this Section 2.16.  Until such approval or deemed approval, the Borrowing Base in effect before the proposed Borrowing Base shall remain in effect.  Upon agreement by the Administrative Agent and the Lenders (in the case of a proposed increase to the Borrowing Base) or Required Lenders (in the case of a proposed reaffirmation or reduction to the Borrowing Base) of the new Borrowing Base, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower.  Such designation shall be effective as of the Business Day specified in such written notice (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such new Borrowing Base shall remain in effect until the next determination or redetermination of the Borrowing Base in accordance with this Agreement.

Section 2.17                                   Reduction of Borrowing Base upon Sale of Borrowing Base Properties or Equity Interests in Restricted Subsidiaries, Hedge Terminations and Issuance of Permitted Additional Debt.

(a)                                 Sale of Borrowing Base Properties.  If (i) the Borrower or a Credit Party Disposes of Borrowing Base Properties included in the most recently delivered Reserve Report or Disposes of any Equity Interests in any Restricted Subsidiary owning any Borrowing Base Properties included in the most recently delivered Reserve Report and (ii) the aggregate value attributed in the most recent Reserve Report to all such Borrowing Base Properties Disposed of, when combined with the aggregate Borrowing Base value (as determined by the Administrative Agent) of all Hedge Terminations, in each case since the latest of (A) the Amendment No. 1 Effective Date, (B) the most recent scheduled Redetermination Date or Determination Date and (C) the last adjustment of the Borrower Base made pursuant to this Section 2.17(a), exceeds ten percent (10%) of the then-effective Borrowing Base, individually or in the aggregate, then the Required Lenders shall have the right to adjust the Borrowing Base in an amount equal to the Borrowing Base value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and, if the Required Lenders in fact make any such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount; and

(b)                                 Hedge Terminations.  If the Borrower or a Credit Party effects any Hedge Termination and the Borrowing Base value (as determined in good faith by the Administrative Agent) of all such Hedge Terminations, when combined with the aggregate value attributed in the most recent Reserve Report to all Borrowing Base Properties Disposed of (and Dispositions of Equity Interests in any Restricted Subsidiary owning any Borrowing Base Properties), in each case since the latest of (A) the Amendment No. 1 Effective Date, (B) the most recent scheduled Redetermination Date or Determination Date and (C) the last adjustment of the Borrower Base made pursuant to Section 2.17(a) above, exceeds ten percent (10%) of the then-effective Borrowing Base, individually or in the aggregate, the Borrowing Base will then be reduced by the Borrowing Base value (as determined in good faith by the Administrative Agent and confirmed in writing by the Required Lenders) of such Hedge Termination.

(c)                                  Reduction of Borrowing Base Upon Issuance of Permitted Additional Debt.  Upon the issuance or incurrence of any Permitted Additional Debt (other than any Permitted Additional Debt to the extent the proceeds thereof are used to refinance any other Permitted Additional Debt) in accordance with Section 10.7(g), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Debt (without regard to any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.

(d)                                 Reduction of Borrowing Base Related to Acquisition of Haymaker Acquired Entities.  Notwithstanding anything to the contrary contained in this Agreement, if on the Amendment No. 1 Effective Date the Borrower and its Restricted Subsidiaries have not acquired at least 95% of the PV-9 of the Haymaker Oil and Gas Properties evaluated in the June 2018 Reserve Report, the Borrowing Base shall be reduced by an amount equal to the Borrowing Base value attributable to such Oil and Gas Properties not acquired by the Borrower or its Restricted Subsidiaries on the Amendment No. 1 Effective Date, as determined by the Joint Lead Arrangers in their sole discretion and consistent with their normal oil and gas lending criteria as it exists on the Amendment No. 1 Effective Date.

Section 2.18                             Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b)                                 The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(a)(J)) or requiring the consent of each affected Lender pursuant to Section 13.1(a)(A) shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Commitment Percentage of the Borrowing Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;

(c)                                  If any Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then all or any part of such Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (i) each Non-Defaulting Lender’s Total Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (ii) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.18(c)(i) or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent, Cash Collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.18(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.18(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages and the Borrower shall not be required to pay any Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.18(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to such Issuing Bank until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(d)                                 So long as any Lender is a Defaulting Lender, no Issuing Bank will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Face Amount thereof, alter the drawing terms thereunder or extend the expiration date thereof, unless each Issuing Bank is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to such Issuing Bank, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and Defaulting Lenders shall not participate therein);

(e)                                  If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.18(c) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting

Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender; and

(f)                                   Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders and each Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.18(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

ARTICLE III

LETTERS OF CREDIT

Section 3.1                                    Letters of Credit.

(a)                                 Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Effective Date and prior to the L/C Maturity Date, each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 3.1, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower or its Restricted Subsidiaries, a Letter of Credit or Letters of Credit in such form and with such Issuer Documents as may be approved by the applicable Issuing Bank in its reasonable discretion.

(b)                                 Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the Total Outstandings at such time to exceed the Borrowing Base then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than eighteen (18) months after the date of issuance or such longer period of time as may be agreed by the applicable Issuing Bank, unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to eighteen (18) months or such longer period of time as may be agreed upon by the applicable Issuing Bank, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the applicable Issuing Bank to Cash Collateralize (or backstop) such Letter of Credit have been made, (iv) no Letter of Credit shall be issued if (A) it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, (B) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which, in each case, the Issuing Bank in good faith deems material to it or (C) the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally as certified to the Borrower in writing by such Issuing Bank and (v) no Letter of Credit shall be issued by an Issuing Bank after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such Issuing Bank shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing.

(c)                                  Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the applicable Issuing Bank (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the outstanding Reimbursement Obligations shall not exceed the Letter of Credit Commitment.

Section 3.2                                    Letter of Credit Applications.

(a)                                 Whenever the Borrower desires that a Letter of Credit be issued, amended or renewed for its account, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent a Letter of Credit Application, amendment request or any such document as may be approved by the applicable Issuing Bank. Upon receipt of any Letter of Credit Application or amendment request, the applicable Issuing Bank will use its best efforts to process such Letter of Credit Application on (i) the Business Day on which such Letter of Credit Application is received, provided that such Letter of Credit Application is received no later than 12:00 p.m. (Fort Worth, Texas time) on such Business Day, or (ii) otherwise, the first Business Day next succeeding receipt of such Letter of Credit Application. No Issuing Bank shall issue any Letters of Credit unless such Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met, which notice shall be deemed given (A) if the Letter of Credit Issuer has not received notice from the Administrative Agent that the conditions to such issuance have been met within one Business Day after the date of receipt of the Letter of Credit Application or (B) if the aggregate amount of Letters of Credit Outstanding issued by such Issuing Bank then outstanding does not exceed the amount theretofore agreed to by the Borrower, the Administrative Agent and such Issuing Bank, and the Administrative Agent has not otherwise notified such Issuing Bank that it may no longer rely on subclauses (A) or (B).

(b)                                 If the Borrower so requests in any Letter of Credit Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each 18-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 18-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the Issuing Bank to Cash Collateralize (or satisfactory to the Issuing Bank in its sole discretion to otherwise backstop) such Letter of Credit have been made (but no Lenders shall be obligated to fund participations in respect of any Letter of Credit after the Maturity Date); provided, however, that the Issuing Bank shall not permit any such extension if (i) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(c)                                  Each Issuing Bank (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Issuing Bank shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank.

(d)                                 The making of each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

Section 3.3                                    Letter of Credit Participations.

(a)                                 Immediately upon the issuance by an Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

(b)                                 In determining whether to pay under any Letter of Credit, the relevant Issuing Bank shall have no obligation relative to the L/C Participants other than to confirm that

(i)                                     any documents required to be delivered under such Letter of Credit have been delivered,

(ii)                                  such Issuing Bank has examined the documents with reasonable care and

(iii)                               the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence, bad faith or willful misconduct, shall not create for such Issuing Bank any resulting liability.

(c)                                  In the event that an Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to such

Issuing Bank pursuant to Section 3.4(a), or if any reimbursement payment is required to be refunded to the Borrower, such Issuing Bank shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by such Issuing Bank under any such Letter of Credit as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of such Issuing Bank. Each L/C Participant shall make available to the Administrative Agent for the account of the relevant Issuing Bank such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. (Fort Worth, Texas time) on the first Business Day after the date notified by such Issuing Bank in immediately available funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Issuing Bank, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of any Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.

(d)                                 Whenever an Issuing Bank receives a payment in respect of an unpaid Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the L/C Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such Reimbursement Obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such Reimbursement Obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.

(e)                                  The obligations of the L/C Participants to make payments to the Administrative Agent for the account of an Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)                                     any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)                                  the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii)                               any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)                                 the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of any Issuing Bank its Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of such Issuing Bank.

Section 3.4                                    Agreement to Repay Letter of Credit Drawings.

(a)                                 The Borrower hereby agrees to reimburse the relevant Issuing Bank by making payment in Dollars to such Issuing Bank or to the Administrative Agent for the account of such Issuing Bank (whether with its own funds or with proceeds of the Loans) in immediately available funds, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one Business Day of the date of such payment or disbursement if such Issuing Bank provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. (Fort Worth, Texas time) on such next succeeding Business Day (from the date of such payment or disbursement) or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, the “Reimbursement Date”), with interest on the amount so paid or disbursed by such Issuing Bank, from and including the date of such payment or disbursement to but excluding the

Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.7(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (A) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to 11:00 a.m. (Fort Worth, Texas time) on the Reimbursement Date that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount of such drawing, and (B) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (Fort Worth, Texas time) on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent. Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the satisfaction of the conditions set forth in Article VII. The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the relevant Issuing Bank for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that such Issuing Bank shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.

(b)                                 The obligations of the Borrower under this Section 3.4 to reimburse the relevant Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against such Issuing Bank, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon (i) the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit, (ii) any non-application or misapplication by the beneficiary of the proceeds of such Drawing, (iii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.4(b), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Borrower agrees that any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing, the parties hereto agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may in its sole discretion either accept or make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit (unless the Borrower shall consent to payment thereon notwithstanding such lack of strict compliance).

Section 3.5                                    Increased Costs. If, after the Effective Date, the adoption of any Change in Law shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Bank, or any L/C Participant’s L/C Participation therein, or (b) impose on any Issuing Bank or any L/C Participant any other conditions, costs or expenses affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to such Issuing Bank or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such L/C Participant hereunder (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly (and in any event no later than 15 days) after receipt of written demand to the Borrower by such Issuing Bank or such L/C Participant, as the case may be (a copy of which notice shall be sent by such Issuing Bank or such L/C Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such L/C Participant such additional amount or amounts as will compensate such Issuing Bank or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that no Issuing Bank or L/C Participant shall be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Requirement of Law as in effect on the Effective Date. A certificate submitted to the Borrower by the relevant Issuing Bank or an L/C Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Bank or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Bank or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

Section 3.6                                    New or Successor Issuing Bank.

(a)                                 Any Issuing Bank may resign as an Issuing Bank upon thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that no Issuing Bank may resign without the prior consent of the Borrower so long as such Issuing Bank (or one of its Affiliates) is also a Lender hereunder. The Borrower may replace any Issuing Bank for any reason upon written notice to such Issuing Bank and the Administrative Agent and may add Issuing Banks at any time upon notice by the Borrower to the Administrative Agent. If an Issuing Bank shall resign or be replaced, or if the Borrower shall decide to add a new Issuing Bank under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Issuing Bank, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Issuing Bank, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Issuing Bank under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Bank hereunder, and the term “Issuing Bank” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as an Issuing Bank hereunder, whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become an “Issuing Bank” hereunder. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either

(i)                                     the Borrower, the resigning or replaced Issuing Bank and the successor Issuing Bank shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Issuing Bank replaced with Letters of Credit issued by the successor Issuing Bank or

(ii)                                  the Borrower shall cause the successor Issuing Bank, if such successor issuer is reasonably satisfactory to the replaced or resigning Issuing Bank, to issue “back-stop” Letters of Credit naming the resigning or replaced Issuing Bank as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Issuing Bank, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Issuing Bank’s resignation or replacement as Issuing Bank, the provisions of this Agreement relating to an Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an Issuing Bank under this Agreement or (B) at any time with respect to Letters of Credit issued by such Issuing Bank.

(b)                                 To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Issuing Bank and the successor Issuing Bank shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

Section 3.7                                    Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s unlawful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

Section 3.8                                    Cash Collateral.

(a)                                 Upon the request of the Majority Lenders if, as of the L/C Maturity Date, there are any Letters of Credit outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit outstanding.

(b)                                 If any Event of Default shall occur and be continuing, the Majority Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Majority Lenders shall be required.

(c)                                  For purposes of this Agreement, “Cash Collateralize” shall mean (i) to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the amount of the Letters of Credit outstanding required to be Cash Collateralized (the “Required Cash Collateral Amount”) or (ii) if the relevant Issuing Bank benefiting from such collateral shall agree in its reasonable discretion, to provide other forms of credit support (including any backstop letter of credit) in a face amount equal to 103% of the Required Cash Collateral Amount from an issuer reasonably satisfactory to such Issuing Bank, in each case under clause (i) and (ii) above pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank (which documents are hereby consented to by the Lenders). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, but under the “control” (as defined in Section 9-104 of the UCC) of the Administrative Agent.

Section 3.9                                    Applicability of ISP and UCP. Unless otherwise expressly agreed to by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP or the Uniform Customs and Practice for Documentary Credits shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

Section 3.10                             Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

ARTICLE IV

FEES; COMMITMENTS

Section 4.1                                    Fees.

(a)                                 The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Unused Commitment Fee”) for each day from the Effective Date until but excluding the Maturity Date. Each Unused Commitment Fee shall be payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (ii) on the Maturity Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Unused Commitment Fee Rate in effect on such day on the Available Commitment in effect on such day.

(b)                                 The Borrower agrees to pay to each Issuing Bank a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount as may be agreed in a separate writing between the Borrower and the relevant Issuing Bank) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the relevant Issuing Bank). Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(c)                                  The Borrower agrees to pay to the Administrative Agent, for its account and on behalf of the Lenders, as applicable, the administrative agent fees in the amounts and on the dates as set forth in writing in a fee letter between the Administrative Agent and the Borrower.

Section 4.2                                    Voluntary Reduction of Commitment Amount.

(a)                                 Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Total Commitment, as determined by the Borrower, in whole or in part; provided that (i) any such termination or reduction shall apply proportionately and permanently to reduce the Commitment of each Lender, (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $500,000 (and increments of $100,000 above that minimum) and (iii) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this

Agreement, the aggregate amount of the Total Outstandings shall not exceed the Loan Limit.

(b)                                 The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.18(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any Lender may have against such Defaulting Lender.

Section 4.3                                    Mandatory Termination of Commitments. The Total Commitment shall terminate at 5:00 p.m. (Fort Worth, Texas time) on the Maturity Date. If at any time the Total Commitment or the Borrowing Base is terminated or reduced to zero, then each Lender’s Commitment shall terminate on the effective date of such termination or reduction.

Section 4.4                                    Optional Increase in Total Commitment.

(a)                                 Subject to the conditions set forth in Section 4.4(b), the Borrower may increase the Total Commitment then in effect without the prior consent of the Administrative Agent, any other Lender or any Issuing Bank (but with the consent of the Administrative Agent with respect to any Additional Lender an Affiliate of a Lender) by (i) increasing the Commitment of a Lender or (B) causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).

(b)                                 Any increase in the Total Commitment shall be subject to the following additional conditions:

(1)                                 (X) after giving effect to such increase, the Total Commitment shall not exceed $500,000,000 and (Y) such increase shall not, unless it is the remaining amount permitted under clause (X) hereof, be less than $5,000,000 (and increments of $1,000,000 above the minimum) unless the Administrative Agent otherwise consents; provided, however, that notwithstanding any such increase in the Total Commitment, any borrowings hereunder are still subject to the Loan Limit in effect at such time;

(2)                                 no Default shall have occurred and be continuing immediately before or immediately after giving effect to such increase without the written consent of each Lender that is providing such increase;

(3)                                 no Lender’s Commitment may be increased without the written consent of such Lender;

(4)                                 the Borrower shall represent and warrant that as of the date thereof, immediately after giving effect to the applicable Total Commitment

Increase Agreement or Additional Lender Agreement, all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all materials respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date;

(5)                                 an opinion of counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent, as to such customary matters regarding the Total Commitment Increase Agreement or Additional Lender Agreement, as the Administrative Agent may reasonable request;

(6)                                 (i) the commitments under such increase shall be deemed for all purposes part of the Total Commitment, (ii) each Additional Lender shall become a Lender with respect to the Total Commitment, this Agreement and all matters relating thereto and (iii) the commitments under the Total Commitment Increase Agreement and the Additional Lender Agreement shall have the same terms as the Commitments (including terms relating to pricing and tenor);

(7)                                 if the Borrower elects to increase the Total Commitment by increasing the Commitment of a Lender (such Lender, an “Increasing Lender”), the Borrower and such Increasing Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit G-1 (a “Total Commitment Increase Agreement”) and the Borrower shall deliver a new or replacement Note to such Increasing Lender to the extent required by Section 2.4(e); and

(8)                                 if the Borrower elects to increase the Total Commitment by causing an Additional Lender to become a party to this Agreement as a Lender, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit G-2 (an “Additional Lender Agreement”),  together with an Administrative Questionnaire and, to the extent such Additional Lender requests a Note, the Borrower shall deliver a Note payable to such Additional Lender in accordance with Section 2.4(e).

(c)                                  Subject to acceptance and recording thereof pursuant to Section 4.4(d), from and after the effective date specified in the Total Commitment Increase Agreement or the Additional Lender Agreement (or if any LIBOR Loans are outstanding, then the last day of the Interest Period in respect of such LIBOR Loans, unless the Borrower has paid compensation required by Section 2.10:  (1) the amount of the Total Commitment shall be increased as set forth therein (and Schedule 13.2 shall automatically be amended and restated by Schedule 2.06 of the Total Commitment Increase Agreement or the Additional Lender Agreement, as applicable), and (2) in the case of an Additional Lender Agreement, any Additional Lender party thereto that is not already a Lender shall become a party to this Agreement and the other Credit Documents and have the rights and obligations of a

Lender under this Agreement and the other Credit Documents.  In addition, the Increasing Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interest in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Increasing Lender (including any Additional Lender, if applicable) shall hold its Commitment Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Total Commitment.

(d)                                 Upon its receipt of (1) a duly completed Total Commitment Increase Agreement or an Additional Lender Agreement, executed by the Borrower and the Increasing Lender or the Additional Lender party thereto, as applicable, (2) the Administrative Questionnaire referred to in Section 4.4(b)(8), if applicable, (3) an opinion of counsel to the Borrower, in form and substance reasonable acceptable to the Administrative Agent, as to such customary matters regarding the Total Commitment Increase Agreement or Additional Lender Agreement as the Administrative Agent may reasonable request and (4) the written consent of the Administrative Agent to such increase to the extent required by Section 4.4(a), the Administrative Agent shall accept such Total Commitment Increase Agreement or Additional Lender Agreement and, on the date that the conditions in this clause (d) and in Section 4.4(b) have been satisfied, record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 13.6(b).  No increase in the Total Commitment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 4.4(d).  The Administrative Agent shall promptly notify the Borrower, the Lenders and the Issuing Bank of the effectiveness of any increase in the Total Commitment and in connection therewith promptly provide such amended and restated Schedule 13.2 to the Borrower, the Lenders and the Issuing Bank.

ARTICLE V
PAYMENTS

Section 5.1                                    Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

(a)                                 the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Advance(s) being prepaid, which notice shall be given by the Borrower no later than 12:00 p.m. (Fort Worth, Texas time) (or such later time as agreed to by the Administrative Agent in its reasonable discretion) (i) in the case of LIBOR Loans, three Business Days prior to and (ii) in the case of ABR Loans on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;

(b)                                 each partial prepayment of (i) LIBOR Loans shall be in a minimum amount of $100,000 and in multiples of $100,000 in excess thereof, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof; and

(c)                                  any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.10.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid; provided that any such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or any incurrence or issuance of debt or equity or the occurrence of any other transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loans of a Defaulting Lender.

Section 5.2                                    Mandatory Prepayments.

(a)                                 Repayment following Optional Reduction of Commitments. If, after giving effect to any reduction of the Total Commitment pursuant to Section 5.1(a), there is a Borrowing Base Deficiency, then the Borrower shall on the same Business Day, prepay the remaining Loans on the date of such termination or reduction in an aggregate principal amount equal to such Borrowing Base Deficiency and (ii) if any Borrowing Base Deficiency remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Issuing Banks and the L/C Participants an amount in cash or otherwise Cash Collateralize an amount equal to such Borrowing Base Deficiency as provided in Section 3.8.

(b)                                 Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.  Upon any redetermination of the Borrowing Base in accordance with Section 2.14 or 2.15, if there is a Borrowing Base Deficiency, then the Borrower shall, within ten (10) Business Days after its receipt of notice of such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to: (A) within 30 days following such election prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency, (B) prepay the Loans in six equal monthly installments, commencing on the 30th day following such election with each payment being equal to l/6th of the aggregate principal amount of such Borrowing Base Deficiency, (C) within 30 days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a value (as proposed by the Administrative Agent and approved by the Required Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such Borrowing Base Deficiency or (D) undertake a combination of clauses (A), (B) and (C); provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.8; provided further, that all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or prior to the Maturity Date.

(c)                                  Disposition of Oil and Gas Properties or Equity Interests in Restricted Subsidiaries and Hedge Terminations or Issuance of Permitted Additional Debt.  Upon any reductions to the Borrowing Base pursuant to Section 2.17 in connection with a Disposition of Oil and Gas Properties or a Hedge Termination or issuance of Permitted Additional Debt, if a Borrowing Base Deficiency exists, then the Borrower shall (A) prepay Loans in an aggregate principal amount equal to such Borrowing Base Deficiency or (B) if any Borrowing Base Deficiency remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize an amount equal to such Borrowing Base Deficiency as provided in Section 3.8.  The Borrower shall be obligated to make such prepayment or deposit such Cash Collateral not later than two (2) Business Days after it receives written notice from the Administrative Agent of the adjustment of the Borrowing Base and the resulting Borrowing Base Deficiency.

(d)                                 Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Advance(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to an Advance shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed to in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.12.

(e)                                  LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan, other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(f)                                   Application of Proceeds. The application of proceeds pursuant to this Section 5.2 shall not reduce the Commitment under the Facility and amounts prepaid may be reborrowed subject to the Available Commitment.

(g)                                  Excess Cash. If, on the last Business Day of any week (or, if a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing, on any Business Day), (A) there are any outstanding Loans and (B) the Borrower has any Excess

Cash as of the date of such determination, then the Borrower shall, within three (3) Business Days, (1) prepay the Loans in an aggregate principal amount equal to the amount of such Excess Cash or (2) otherwise reduce the amount of Excess Cash to zero in a manner permitted by this Agreement.

Section 5.3                                    Method and Place of Payment.

(a)                                 Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Issuing Banks entitled thereto, as the case may be, not later than 2:00 p.m. (Fort Worth, Texas time) (or such later time as agreed to by the Administrative Agent in its reasonable discretion), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 p.m. (Fort Worth, Texas time) or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Issuing Banks, as applicable, entitled thereto.

(b)                                 For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (Fort Worth, Texas time) (or such later time as agreed to by the Administrative Agent in its reasonable discretion) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

Section 5.4                                    Net Payments. For purposes of this Section 5.4, the term “applicable law” includes FATCA.

(a)                                 Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower, any Guarantor, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 5.4) the Administrative Agent or the applicable Issuing Bank or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Issuing Bank or Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Issuing Bank or Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. Without duplication, after any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b)                                 The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c)                                  The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within thirty (30) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)                                 (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.

In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(d) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed copies of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)                                  If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it had received a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.

(f)                                   If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Credit Party has paid additional amounts or indemnification payments, each Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and the Administrative Agent harmless against any reasonable out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(f). Nothing in this Section 5.4(f) shall obligate any Lender or the

Administrative Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(g)                                  For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Issuing Bank.

(h)                                 The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 5.5                                    Computations of Interest and Fees.

(a)                                 Interest on LIBOR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b)                                 Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

Section 5.6                                    Limit on Rate of Interest.

(a)                                 No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)                                 Payment at Maximum Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)                                  Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the Maximum Rate as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.7.

(d)                                 Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative

Agent, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

ARTICLE VI

CONDITIONS PRECEDENT TO EFFECTIVE DATE

Section 6.1                                    Effective Date. This Agreement shall be effective upon the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

(a)                                 Executed Credit Agreement.  The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                                 Secretary’s Certificate of the Borrower.  The Administrative Agent shall have received, in the case of the Borrower, each of the items referred to in subclauses (i), (ii) and (iii) below:

(i)                                     a certificate as to the good standing of the Borrower as of a recent date from the Secretary of State of the State of Delaware;

(ii)                                  a certificate of the Secretary or Assistant Secretary or similar officer of the Borrower dated the Effective Date and certifying:

(A)                               that attached thereto is a true and complete copy of the limited partnership agreement of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)                               that attached thereto is a true and complete copy of resolutions duly adopted by the general partner of the Borrower authorizing the execution, delivery and performance of the Credit Documents to which the Borrower is a party and the Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date, that the certificate of limited partnership of the Borrower has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,

(C)                               as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of the Borrower, and

(D)                                             as to the absence of any pending proceeding for the dissolution or liquidation of the Borrower; and

(iii)                               a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.

(c)                                  Secretary’s Certificate of the General Partner. The Administrative Agent shall have received, in the case of the General Partner, each of the items referred to in subclauses (i), (ii) and (iii) below:

(i)                                     a certificate as to the good standing of the General Partner as of a recent date from the Secretary of State of the State of Delaware;

(ii)                                  a certificate of the Secretary or Assistant Secretary or similar officer of the General Partner dated the Effective Date and certifying:

(A)                               that attached thereto is a true and complete copy of the company agreement of the General Partner as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)                               that attached thereto is a true and complete copy of resolutions duly adopted by the general partner of the Borrower authorizing the execution, delivery and performance of the Credit Documents to which the General Partner is a party and the Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date, that the certificate of formation of the General Partner has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,

(C)                               as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of the General Partner, and

(D)                               as to the absence of any pending proceeding for the dissolution or liquidation of the General Partner, and

(iii)                               a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.

(d)                                               The Notes.  The Administrative Agent shall have received duly executed Notes payable to each Lender in a principal amount equal to such Lender’s Commitment Percentage of the Commitment.

The Administrative Agent (or at the Administrative Agent’s direction, its counsel) shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE VII

CONDITIONS PRECEDENT TO THE FUNDING DATE
AND ALL SUBSEQUENT CREDIT EVENTS

Section 7.1                                    Funding Date.  The obligation of each Lender to advance the initial Loan hereunder and of each Issuing Bank to issue its initial Letter of Credit hereunder, is subject to satisfaction (or waiver in accordance with Section 13.1) of the following conditions precedent:

(a)                                 Legal Opinions.  The Administrative Agent shall have received, on behalf of itself and the Secured Parties on the Funding Date, a customary written opinion of Baker Botts L.L.P., counsel to the Credit Parties, (i) dated the Funding Date, (ii) addressed to the Administrative Agent, the Lenders and each Issuing Bank and (iii) in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion.

(b)                                 Secretary’s Certificates of the Credit Parties.  The Administrative Agent shall have received, in the case of each Credit Party, each of the items referred to in subclauses (i), (ii) and (iii) below:

(i)                                     a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date from such Secretary of State (or other similar official) of the jurisdiction of its organization;

(ii)                                                a certificate of the Secretary or Assistant Secretary or similar officer of each Credit Party dated the Funding Date and certifying:

(A)                               that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Credit Party as in effect on the Funding Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)                               that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such Person is a party and, in the case of the Borrower, the Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Funding Date, that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation or certificate of formation of such Credit Party has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,

(C)                               as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party, and

(D)                               as to the absence of any pending proceeding for the dissolution or liquidation of such Credit Party; and

(iii)                               a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.

(c)                                  Guarantee.  The Guarantee shall be in full force and effect.

(d)                                 Security Documents.  All of the Security Documents, including UCC or other applicable personal property and financing statements, reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens sufficient to comply with the Collateral Coverage Minimum intended to be created by such Security Document and perfect such Liens to the extent required by such Security Documents and as necessary to comply with the Collateral Coverage Minimum shall have been delivered to the Administrative Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Permitted Liens.

(e)                                  Local Counsel Opinions.  The Administrative Agent shall have received a favorable opinion of local counsel in those jurisdictions selected by Administrative Agent where a Security Document will be filed in such form and covering such matters as the Administrative Agent may reasonably request.

(f)                                   Fees and Expenses.  The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Funding Date, including all fees then due pursuant to the Fee Letter,  and, to the extent invoiced, all other amounts due and payable pursuant to the Credit Documents on or prior to the Funding Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of outside counsel and recording fee for the filing of the Security Documents in the appropriate recording offices) required to be reimbursed or paid by the Credit Parties hereunder or under any Credit Document.

(g)                                  KYC.  The Administrative Agent shall have received prior to the Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act that has been requested not less than five Business Days prior to the Funding Date.

(h)                                 Notice of Borrowing. The Administrative Agent shall have received, in the case of an Advance, a Notice of Borrowing as required by Section 2.1(b) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Application as required by Section 3.2(a).

(i)                                     IPO.  Prior to or concurrently with the Funding Date, (i) the Borrower shall consummate the IPO on substantially the terms set forth in the Form S-1, (ii) all of the assets described in the Form S-1 to be contributed to the Borrower or a Restricted Subsidiary in connection with the IPO shall have been contributed, directly or indirectly, to the Borrower or a Restricted Subsidiary and (iii) Administrative Agent and its counsel shall be satisfied that items (i) and (ii) have occurred.  If the IPO is not consummated within sixty (60) days after the Effective Date, this Agreement shall become null and void and the Commitments will terminate.

The Administrative Agent (or at the Administrative Agent’s direction, its counsel) shall notify the Borrower and the Lenders of the Funding Date, and such notice shall be conclusive and binding.

Section 7.2                                    All Credit Events. The agreement of each Lender to make any Loan constituting a Credit Event requested to be made by it on any date from and after the Funding Date (other than on the Amendment No. 1 Effective Date) (excluding Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4), and the obligation of any Issuing Bank to issue Letters of Credit on any date on or after the Funding Date (other than on the Amendment No. 1 Effective Date), is subject to the satisfaction of the following conditions precedent:

(a)                                 At the time of each such Credit Event and also after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(b)                                 Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.1(b).

(c)                                  Prior to the issuance of each Letter of Credit, the Administrative Agent and the applicable Issuing Bank shall have received a Letter of Credit Application meeting the requirements of Section 3.2(a).

(d)                                 A representation and warranty made by the Borrower (which may be included in the Notice of Borrowing) that as of the end of the third Business Day on which such Borrowing will be funded, the Credit Parties shall not have any Excess Cash.

The acceptance of the benefits of each Credit Event after the Effective Date (other than on the Amendment No. 1 Effective Date) shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in this Article VII above have been satisfied as of that time.

The agreement of each Lender to make a Loan requested to be made by it on the Amendment No.1 Effective Date shall be subject solely to the satisfaction of the condition contained in Section 7.2(b) hereof.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes, on the date of each Credit Event, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

Section 8.1                                    Organizational Status. The Borrower and each of its Restricted Subsidiaries is duly organized and validly existing and in good standing under the laws of the jurisdiction of such Person’s organization and has the organizational power and authority to own its property and assets and to transact its business as now conducted and has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

Section 8.2                                    Organizational Power and Authority; Enforceability. The Borrower and each of its Restricted Subsidiaries has the power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary partnership or other organizational action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

Section 8.3                                    No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any Requirement of Law except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party (other than Liens created under the Credit Documents and Liens permitted hereunder) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the partnership agreement, certificate of formation or other organizational documents of such Credit Party.

Section 8.4                                    Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened in writing with respect to the Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.

Section 8.5                                    Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

Section 8.6                                    Governmental Approvals. The execution, delivery and performance of each Credit Document by the Credit Parties do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 8.7                                    Investment Company Act. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 8.8                                    True and Complete Disclosure.

(a)                                 All written information (other than projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower or its Restricted Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Funding Date (with respect to Information provided prior to the Funding Date) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)                                 The projections, estimates and information of a general economic nature or general industry nature prepared by or on behalf of the Borrower or any of its representatives that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from any such projections), as of the date such projections and estimates were furnished to the Lenders (with respect to any projections, estimates or information of a general economic nature or general industry nature provided prior to the Funding Date) and as of the Funding Date.

Section 8.9                                    Financial Condition; Financial Statements. As of the Funding Date, the Borrower and its Restricted Subsidiaries do not have any material Indebtedness, any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, have not been disclosed on Schedule 8.9 or in the Form S-1, except as would not reasonably be expected to result in a Material Adverse Effect.

Section 8.10                             Tax Matters. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Restricted Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b) the Borrower and each of the Restricted Subsidiaries have provided adequate reserves in accordance with GAAP for all Taxes of the Borrower and the Restricted Subsidiaries not yet due and payable.

Section 8.11                             Compliance with ERISA. Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4245 of ERISA) (or is reasonably likely to be insolvent or in reorganization) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), and no written notice of any such insolvency, reorganization, or endangered or critical status has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate, been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations or warranties in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.11 other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for “termination” or “reorganization” (within the meaning of Title IV of ERISA) of such Plans under ERISA, are made to the best knowledge of the Borrower.

Section 8.12                             Subsidiaries. As of the Funding Date, the Subsidiaries of the Borrower are listed on Schedule 8.12 (which Schedule shall be provided by the Borrower to the Administrative Agent and made part of this Agreement on the Funding Date) and such Schedule 8.12 shall indicate whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary.

Section 8.13                             Intellectual Property. The Borrower owns or has obtained valid rights to use all intellectual property, free from any burdensome restrictions, that is necessary for the operation of its business as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect. The operation of the business of the Borrower, as currently conducted and as proposed to be conducted, does not infringe, misappropriate, violate or otherwise conflict with the proprietary rights of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

Section 8.14                             Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)                                 (i) the Borrower and each of the Restricted Subsidiaries are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Restricted Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Restricted Subsidiaries.

(b)                                 Neither the Borrower nor any of the Restricted Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Restricted Subsidiary under Environmental Law.

Section 8.15                             Properties.

(a)                                 Each Credit Party has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) disposed of in compliance with Section 10.2 since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent), and valid title to all its material personal properties, in each case, free and clear of all Liens other than Permitted Liens, except in each case where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. After giving full effect to the Liens permitted by Article X, the Borrower owns the working interests and net revenue interests attributable to its Oil and Gas Properties as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s net revenue interest in such property.

(b)                                 All material leases and agreements necessary for the conduct of the business of the Borrower are valid and subsisting and are in full force and effect, except to the extent that any such failure to satisfy the foregoing would not reasonably be expected to have a Material Adverse Effect.

(c)                                  The rights and properties presently owned, leased or licensed by the Credit Parties, including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d)                                 All of the properties of the Borrower that are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would not reasonably be expected to have a Material Adverse Effect.

Section 8.16                             Solvency. The Borrower is Solvent, and the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 8.17                             Insurance.  The properties of the Borrower and its Restricted Subsidiaries are insured in the manner contemplated by Section 9.3.

Section 8.18                             Hedge Transactions. Schedule 8.18 sets forth, as of the Effective Date, a true and complete list of all material commodity Hedge Transactions of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Effective Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 8.19                             Patriot Act; OFAC.

(a)                                 On the Funding Date, each Credit Party is in compliance in all material respects with the Patriot Act, and the Borrower has provided to the Administrative Agent all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.

(b)                                 None of the Borrower or any of its Restricted Subsidiaries nor, to the knowledge of Borrower, any partner, manager, director, officer, agent, employee or Affiliate of the Borrower or any of the Restricted Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(c)                                  As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 8.20                             No Material Adverse Effect.  Since the Funding Date, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 8.21                             Foreign Corrupt Practices Act.  Neither the Borrower nor, to the knowledge of the Borrower, any of its partners, directors, officers, agents or employees has (i) used any partnership funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 8.22                             Security Interests.  The Obligations are secured by Liens in the Collateral granted in favor of the Administrative Agent, for the benefit of the Lenders, and such Liens are or will be perfected (in each case, to the extent contemplated by this Agreement and the Security Documents) (i) by the filing of a UCC financing statement in the states in which each applicable Credit Party is located, (ii) by filing mortgages affecting the Borrowing Base Properties, as-extracted collateral and/or fixtures (as applicable) in the real property or other appropriate records of the parish or county in which the applicable real property or fixtures are located, or (iii) by possession or control.

Section 8.23                             Accounts.  Schedule 8.23 lists all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by or for the benefit of any Credit Party.

Section 8.24                             Gas Imbalances; Prepayments. On the Funding Date, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding one-half Bcfe of hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Borrower’s and its Restricted Subsidiaries Oil and Gas Properties that would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

Section 8.25                             Marketing of Production. On the Funding Date, no material agreements exist (which are not cancelable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Borrower’s or its Restricted Subsidiaries’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s and its Restricted Subsidiaries’ average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the Funding Date.

ARTICLE IX

AFFIRMATIVE COVENANTS

A deviation from the provisions of this Article IX shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Administrative Agent and Majority Lenders prior to the date of deviation.  The Borrower hereby covenants and agrees that on the Funding Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized or other arrangements in respect thereof have been made on terms and conditions reasonably satisfactory to each applicable Issuing Bank following the termination of the Total Commitment)  and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations, Cash Management Obligations or contingent indemnification obligations not then due and payable), are paid in full,  Borrower will comply with the covenants contained in this Article IX:

Section 9.1                                    Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)                                 Annual Financial Statements.  Beginning with financial statements for fiscal year 2016, on or before the date that is 120 days (or such longer period as the Administrative Agent may reasonably agree) after the end of each such fiscal year, the audited consolidated balance sheets of the Borrower, in each case as at the end of such fiscal year, and the related consolidated statements of operations, partners’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years prepared in accordance with GAAP, and certified by independent certified public accountants reasonably acceptable to the Administrative Agent whose opinion shall not be materially qualified with a “going concern” or like qualification or exception with respect to the Borrower or any of its Restricted Subsidiaries (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the financial covenants set out in Sections 10.3 or 10.4 hereof on a future date or in a future period), together with a certificate of such accounting firm unless such accounting firm is restricted from providing such a certificate by its policies or unless the delivery of such certificate increases the costs payable by the Borrower to such accounting firm, stating that in the course of either (i) its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to the financial covenants set forth in Sections 10.3 and 10.4 that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)                                 Quarterly Financial Statements. On or before the date that is 60 days (or such longer period as the Administrative Agent may reasonably agree) after the end of each of the first three quarterly accounting periods of each fiscal year, beginning with the quarterly period ending March 31, 2017, the consolidated balance sheets of the Borrower, in each case as at the end of such quarterly period and the related statements of operations, partners’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative figures for the related periods in the prior fiscal year or, in the case of such balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal yearend audit adjustments and the absence of footnotes .

(c)                                  Compliance Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a Compliance Certificate of a Financial Officer of the Borrower which certificate shall also set forth the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with each of the financial covenants set forth in Section 10.3 and 10.4 as at the end of such fiscal year or period, as the case may be and listing each Material Subsidiary as of such date of delivery.

(d)                                 Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(e)                                  Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i)                                     any pending or threatened Environmental Claim against any Credit Party or any Oil and Gas Properties;

(ii)                                  any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;

(iii)                               any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(iv)                              the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(f)                                   Certificate of Authorized Officer — Hedge Transactions.  Concurrently with any delivery of each Reserve Report, setting forth as of the date of the Reserve Report, a true and complete list of all material commodity Hedge Transactions of the Borrower and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last Business Day of the most recent date such mark-to-market value is reasonably available), any new credit support agreements relating thereto not listed on Schedule 8.18 or on any previously delivered certificate delivered pursuant to this clause (f), any margin required or supplied under any credit support document and the counterparty to each such agreement.

(g)                                              Form S-1.  Promptly after any change or modification is made to the Form S-1, a true and correct copy of the revised Form S-1 that incorporated such change or modification.

(h)                                 Production Reports.  On or before the date that is 60 days (or such longer period as the Administrative Agent may reasonably agree) after the end of each of the first three quarterly accounting periods of each fiscal year, beginning with the quarterly period ending March 31, 2017, a production report of the Borrower and the Restricted Subsidiaries in form and substance satisfactory to the Administrative Agent prepared by the Borrower covering each of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries (on a net basis to the interest of the Borrower) and detailing the production, revenue, and price information and associated operating expenses for each such quarterly period;

(i)                                     Other Information.  (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of its Restricted Subsidiaries, in each case in their capacity as such holders, lenders or agents, (iii) upon the request of the Administrative Agent, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable Anti-Money Laundering Laws, (iv) promptly after an Authorized Officer of the Borrower obtains actual knowledge thereof, the Borrower shall provide to the Administrative Agent written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification and (v) such other information regarding the operations, business affairs and the financial condition of the Borrower and the Restricted Subsidiaries as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(j)                                    Annual Budget.  At the time of the delivery of the financial statements provided for in Section 9.1(a), the annual budget of the Borrower for the next fiscal year after the fiscal year covered by such financial statements, set forth on a monthly basis for such fiscal year covered by the annual budget.

It is understood that documents required to be delivered pursuant to Sections 9.1(a), 9.1(b), 9.1(c), 9.1(f), 9.1(g) and 9.1(j) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2 or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents.  Notwithstanding the foregoing, in respect of any information required to be delivered to the Administrative Agent and/or the Lenders pursuant to this Section 9.1, to the extent such information has been published on EDGAR at or prior to the time the information is required to be delivered under this Agreement, Borrower may send to the Administrative Agent a notice that such information is available on EDGAR and delivery of such notice shall satisfy the Borrower’s requirements under this Section 9.1 to deliver to the Administrative Agent and each Lender such information.

Section 9.2                                    Books, Records and Inspections.

(a)                                 The Borrower will permit officers and designated representatives of the Administrative Agent or officers and designated representatives of the Majority Lenders

(as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the financial records of the Borrower and discuss the affairs, finances, accounts and condition of the Borrower with its officers and independent accountants therefor, in each case of the foregoing upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, and (ii) only one such visit per fiscal year shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 9.2, the Borrower will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)                                 The Borrower will maintain financial records in accordance with GAAP in all material respects.

Section 9.3                                    Maintenance of Insurance. The Borrower will at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if property insurance is obtained, the Administrative Agent shall be the loss payee under any such property insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. The Borrower shall deliver to the Administrative Agent within 45 Business Days following the Effective Date (or such later date as the Administrative Agent may reasonably agree), copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Restricted Subsidiaries pursuant to this Section 9.3.

Section 9.4                                    Payment of Taxes. The Borrower shall, and shall cause each Restricted Subsidiary to, pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or such applicable Restricted Subsidiary has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 9.5                                    Maintenance of Existence. The Borrower will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, partnership rights and authority.

Section 9.6                                    Compliance with Statutes, Regulations, Etc.  The Borrower will, and will cause its Restricted Subsidiaries to, comply with all Requirements of Law applicable them or their property, including all governmental approvals or authorizations required to conduct their business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.7                                    ERISA.

(a)                                 Promptly after the Borrower knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b)                                 Promptly following any request therefor, on and after the effectiveness of the Pension Act, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Restricted Subsidiaries may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its Restricted Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable Restricted Subsidiaries shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and provided further that if the Borrower or any of its Restricted Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable Restricted Subsidiaries shall not be required to make a request for such documents or notices more than once during any one twelve month period.

Section 9.8                                    Maintenance of Properties. The Borrower will, and will cause its Restricted Subsidiaries to, except in each case where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect:

(a)                                 operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b)                                 keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and

(c)                                  to the extent a Credit Party is not the operator of any property described in clauses (a) and (b), the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 9.8.

Section 9.9                                    Transactions with Affiliates. The Borrower will, and will cause its Restricted Subsidiaries to, conduct any transaction or series of related transactions involving aggregate payments or consideration in excess of $2,000,000 with any of its Affiliates on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the partners, board of directors or managers of the Borrower in good faith; provided that the foregoing restrictions shall not apply to:

(a)                                 the consummation of the Transactions, including the payment of Transaction Expenses;

(b)                                 equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Equity Interests by the Borrower permitted under Article X;

(c)                                  loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Equity Interests in such joint venture or such Subsidiary) to the extent permitted under Section 10.15;

(d)                                 employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower and the Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the general partner,  board of directors or managers of the Borrower (or any direct or indirect parent thereof);

(e)                                  Restricted Payments, Investments, Dispositions, redemptions, repurchases and other actions permitted under Article X;

(f)                                   any issuance of Equity Interests or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the general partner, board of directors or board of managers of the Borrower (or any direct or indirect parent thereof);

(g)                                  transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practices followed by companies in the oil and gas industry;

(h)                                 any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the general partner, board of directors or managers of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is (i) fair, from a financial point of view, to the Borrower or the applicable Restricted Subsidiary or (ii) on terms, taken as a whole, that are no less favorable to the Borrower or the applicable Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(i)                                     customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement;

(j)                                    transactions pursuant to agreements to be entered into by various Credit Parties and their Subsidiaries in connection with any Drop-Down Acquisition and the transactions related thereto,

(k)                                 transactions between or among the Borrower and its Restricted Subsidiaries;

(l)                                     transactions pursuant to the Management Services Agreement and any amendments, restatements, supplements or other modifications thereto that are not, taken as a whole, materially less favorable to the Borrower and the Restricted Subsidiaries than such agreement as in effect on the Funding Date; or

(m)                             any transaction with an Affiliate if such transaction has been approved by the conflicts committee of the General Partner and, prior to the consummation of such transaction, the Administrative Agent is advised in writing of such transaction and the conflicts committee of the General Partner’s approval of such transaction.

Section 9.10                             End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its fiscal years and fiscal quarters to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 9.11                             Additional Guarantors, Grantors and Collateral.

(a)                                 Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any Restricted Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased, designated or acquired after the Effective Date (including pursuant to a Permitted Acquisition) and (ii) any Restricted Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within thirty (30) days from the date of such formation, acquisition, designation or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute a supplement to each of the Guarantee and the Pledge Agreement, substantially in the form required by the respective agreement, in order to become a Guarantor under the Guarantee and a pledgor under the Pledge Agreement.

(b)                                 Subject to any applicable limitations set forth in the Security Documents, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) to pledge, to the Administrative Agent, for the benefit of the Secured Parties, (i) all of the Equity Interests of each Restricted Subsidiary that is not an Excluded Subsidiary directly owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)), in each case, formed or otherwise purchased or acquired after the Effective Date, pursuant to a supplement to the Pledge Agreement in substantially the form required by the Pledge Agreement and (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $1,000,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)) to the extent such Indebtedness is evidenced by a promissory note, pursuant to a security agreement in the form reasonably prescribed by the Administrative Agent.

(c)                                  The Borrower agrees that all Indebtedness of (i) the Borrower that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) and (ii) any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) owing to the Borrower shall be evidenced by the Intercompany Note, which Intercompany Note shall be required to be pledged to the Administrative Agent, for the benefit of the Secured Parties, pursuant to a security agreement in the form prescribed by the Administrative Agent.

(d)                                 In connection with each redetermination (but not any adjustment) of the Borrowing Base, the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties, to ascertain whether the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) does not meet the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production, then the Borrower shall, and shall cause its Credit Parties to, grant, within 60 days of delivery of the certificate required under Section 9.14(b) (or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Administrative Agent as security for the Obligations a first-priority Lien (subject to Liens permitted by Article X) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional deeds of trust, mortgages and security agreements.

Section 9.12                             Use of Proceeds.

(a)                                 The Borrower and its Restricted Subsidiaries will use the proceeds of Loans for the acquisition and development of Oil and Gas Properties, the acquisition of Equity Interests in Restricted Subsidiaries to the extent permitted by Section 10.15 and for working capital and other general partnership purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions).

(b)                                 The Borrower and its Restricted Subsidiaries will use Letters of Credit for general partnership purposes and to support deposits required under purchase agreements pursuant to which the Borrower or its Restricted Subsidiaries may acquire Oil and Gas Properties and other assets.

Section 9.13                             Further Assurances.

(a)                                 Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that the Administrative Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower.

(b)                                 Notwithstanding anything herein to the contrary, if the Administrative Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents. In addition, notwithstanding anything to the contrary in this Agreement, the Security Documents, or any other Credit Document, (i) the Administrative Agent may grant extensions of time for or waivers of the requirements of the creation or perfection of security interests in or the obtaining of title opinions or other title information, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Funding Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items is not required by law or cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Credit Documents, (ii) Liens required to be granted from time to time pursuant to this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in any applicable jurisdiction, as otherwise agreed between the Administrative Agent and the Borrower and (iii) the Administrative Agent and the Borrower may make such modifications to the Security Documents, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and Administrative Agent may agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary and otherwise permitted by this Agreement and the other Credit Documents.

Section 9.14                             Reserve Reports.

(a)                                 The Borrower shall deliver to the Administrative Agent the Reserve Reports required by Sections 2.14, 2.15 and 2.16 hereof at the times specified therein.

(b)                                 With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate from an Authorized Officer of the Borrower certifying that in all material respects:

(i)                                     in the case of Reserve Reports prepared by or under the supervision of the chief engineer of the Borrower (or an engineer having similar qualifications and responsibilities employed by the Borrower), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding Reserve Report;

(ii)                                  the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;

(iii)                               except as set forth in an exhibit to such certificate, the representations and warranties in Section 8.15(a) are true and correct as of the date of such Reserve Report Certificate;

(iv)                              none of the Borrowing Base Properties have been Disposed of since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on such certificate as having been Disposed of; and

(v)                                 the certificate shall also attach, as schedules thereto, a list of all Borrowing Base Properties evaluated by such Reserve Report that are Collateral and demonstrating that the PV-9 of the Collateral (calculated at the time of delivery of such Reserve Report) meets the Collateral Coverage Minimum.

Section 9.15                             Title Information. Within 60 days of the date of delivery to the Administrative Agent of each Reserve Report required by Sections 2.14 and 2.15. the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 60% of the PV-9 of the Oil and Gas Properties evaluated in such Reserve Report.

Section 9.16                             Consolidated Cash Balance Information. If any Loans are outstanding, then (a) upon the request of the Administrative Agent (within two (2) Business Days of such request) or (b) on the last Business Day of any week (or, if a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing, on any Business Day) on which the Borrower has any Excess Cash on such Business Day, the Borrower shall provide to the Administrative Agent, within two (2) Business Days of any such day, summary and balance statements, in a form provided to the Borrower by the applicable financial institution or in a form otherwise reasonably acceptable to the Administrative Agent, for each Deposit Account, Securities Account or other account in which any Cash Balance is held or to which any Cash Balance is credited, together with a written statement setting forth a reasonably detailed calculation of amounts excluded from the definition of Excess Cash pursuant to the parenthetical set forth in the definition thereof.

Section 9.17                             Control Agreements.  For each Deposit Account or Securities Account that the Borrower or any Credit Party maintains as of the Effective Date (other than Excluded Accounts) the Borrower and other Credit Party will, by no later than 30 days after the Effective Date (or such longer period agreed to by the Administrative Agent), either (a) cause such account to be subject to a deposit account control agreement or securities account control agreement, as applicable, in form and substance satisfactory to the Administrative Agent naming the Administrative Agent as the secured party thereunder for the benefit of the Lenders, or (b) close such account and transfer any funds therein to an account that otherwise meets the requirements of this Section 9.17.  From and after the Effective Date, neither the Borrower nor any other Credit Party shall deposit any funds or securities or other assets into any Deposit Account or Securities Account (other than Excluded Accounts) unless such Deposit Account or Securities Account is subject to a deposit account control agreement or securities account control agreement, as applicable, in form and substance satisfactory to the Administrative Agent and naming the Administrative Agent as the secured party thereunder for the benefit of the Lenders; provided that, the Borrower shall have thirty (30) days (or such longer period as Administrative Agent may determine in its sole discretion) following the Amendment No. 1 Effective Date to execute any such account control agreement establishing a perfected Lien on such accounts.  Each deposit control agreement will provide that the depositary bank will comply with instructions originated by the Administrative Agent directing dispositions of funds in the Deposit Account without further consent by the applicable Credit Party.  Each securities account control agreement will provide that the securities intermediary will comply with entitlement orders originated by the Administrative Agent without further consent by the applicable Credit Party.  The Administrative Agent agrees that it will not issue any such instructions or entitlement orders or otherwise exercise any control right granted under any such deposit account control agreement or securities account control agreement unless (a) an Event of Default has occurred or (b) the Notes and the Loans then outstanding have become due and payable in whole (and not merely in part), whether at the due date thereof, by acceleration or otherwise.

Section 9.18                             Unrestricted Subsidiaries. The Borrower will:

(a)                                 cause the management, business and affairs of its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting properties of the Borrower and the Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation or limited liability company will be treated as an entity separate and distinct from the Borrower and the Restricted Subsidiaries;

(b)                                 not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries, other than (i) non-recourse pledges of Equity Interests in Unrestricted Subsidiaries granted to secure Indebtedness of Unrestricted Subsidiaries and (ii) Investments permitted under this Agreement; and

(c)                                  not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, the Borrower or any Restricted Subsidiary.

Section 9.19                             Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.  Borrower and the Restricted Subsidiaries will comply in all respects with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

ARTICLE X

NEGATIVE COVENANTS

A deviation from the provisions of this Article X shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Administrative Agent and Majority Lenders prior to the date of deviation. The Borrower hereby covenants and agrees that on the Funding Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized or other arrangements in respect thereof have been made on terms and conditions reasonably satisfactory to each applicable Issuing Bank following the termination of the Total Commitment) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations, Cash Management Obligations or contingent indemnification obligations not then due and payable), are paid in full,  Borrower will comply with the covenants contained in this Article X.

Section 10.1                             Liens.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its Properties, except Permitted Liens.

Section 10.2                             Sale of Assets.  The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell lease, assign, transfer or otherwise dispose of (each of the foregoing, a “Disposition”), any of its Property, except that:

(a)                                 the Borrower and its Restricted Subsidiaries may Dispose of inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use);

(b)                                 the Borrower and its Restricted Subsidiaries may Dispose of any Oil and Gas Properties (and including, but without limitation, Dispositions in respect of production payments, net profits interests, operating agreements, farm-outs, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties or Equity Interests in Restricted Subsidiaries owning Borrowing Base Properties); provided that such Disposition is for Fair Market Value; provided, further, that in connection with any Disposition of Borrowing Base Properties or Equity Interests in Restricted Subsidiaries owning Borrowing Base Properties, in each case included in the most recently delivered Reserve Report, no later than five Business Days prior to the date of consummation of any such Disposition (or such shorter period as may be consented to by the Administrative Agent in its sole discretion) the Borrower shall provide notice to the Administrative Agent of such Disposition and the Borrowing Base Properties so Disposed, the Borrowing Base shall be adjusted, if applicable, in accordance with the provisions of Section 2.17(a); provided, further, that to the extent that the Borrower is notified by the Administrative Agent that a Borrowing Base Deficiency could result from an adjustment to the Borrowing Base resulting from such Disposition, after the consummation of such Disposition(s), the Borrower shall have received net cash proceeds, or shall have cash on hand, sufficient to eliminate any such potential Borrowing Base Deficiency;

(c)                                  the Borrower and its Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary;

(d)                                 the Borrower and its Restricted Subsidiaries may make Dispositions of Hydrocarbon Interests and related assets to which no Proved Reserves are attributable and farm-outs of undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such farm-outs;

(e)                                  the Borrower and its Restricted Subsidiaries may effect any transaction permitted by Section 10.1, Section 10.5 (excluding Section 10.5(iv)), Section 10.8 and Section 10.15;

(f)                                   the Borrower and its Restricted Subsidiaries may Dispose of Liquid Investments or cash in the ordinary course;

(g)                                  the Borrower and its Restricted Subsidiaries may (i) enter into licenses of intellectual property in the ordinary course of business and (ii) Dispose of or abandon intellectual property that is no longer used or useful in the operation of the business;

(h)                                 the expiration or lapse of leases, exploration tenement licenses and subleases or sublicenses in the ordinary course of business shall be permitted;

(i)                                     the Borrower and its Restricted Subsidiaries may make other Dispositions not consisting of Borrowing Base Properties that have a Fair Market Value not to exceed an aggregate amount of $5,000,000 in any fiscal year.

Upon the Borrower’s request, the Administrative Agent will promptly release its Liens and security interests on all property that the Borrower is selling, leasing, transferring or otherwise disposing of in compliance with this Section 10.2.

Section 10.3                             Debt to EBITDAX Ratio.  Commencing with the fiscal quarter ending March 31, 2017, the Borrower will not allow the Debt to EBITDAX Ratio to exceed 4.0 to 1.0 as of the end of each fiscal quarter.

Section 10.4                             Current Ratio.  The Borrower will not permit the ratio of Current Assets of the Borrower and its consolidated Restricted Subsidiaries to the Current Liabilities of the Borrower and its consolidated Restricted Subsidiaries to be less than 1.0 to 1.0, calculated at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2017.

Section 10.5                             Consolidations and Mergers.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, consolidate or merge with or into any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all its business, assets or other properties, except that:

(i)                                     the Borrower may merge or consolidate with another Person if the Borrower is the surviving entity in such merger;

(ii)                                  any Restricted Subsidiary may consolidate or merge into or with, or be liquidated into, Borrower (if the Borrower is the surviving entity in such consolidation merger) or any other Restricted Subsidiary; provided that if such consolidation or merger involves a Guarantor, a Guarantor shall be the surviving Person;

(iii)                               any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any other Restricted Subsidiary;

(iv)                              dispositions permitted by Section 10.2 (excluding Section 10.2(e));

(v)                                 any Restricted Subsidiary may merge with or into the Person such Restricted Subsidiary was formed to acquire in connection with a Permitted Acquisition, provided that (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) the continuing or surviving entity shall become a Subsidiary Guarantor in accordance with Section 9.11 in connection therewith); and

(vi)                              any Person may merge into the Borrower or any of its Restricted Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary; and

(iii)                               the Borrower may effectuate the “Formation Transactions” as set forth in the Form S-1;

provided that, in each case, after giving effect thereto, no Event of Default shall have occurred and be continuing.

Section 10.6                             [Intentionally Omitted].

Section 10.7                             Indebtedness.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or in any manner become or be liable with respect to any Indebtedness, except that the foregoing restrictions shall not apply to:

(a)                                 the Obligations arising under this Agreement or the other Credit Documents;

(b)                                 Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Guarantor shall be subject to subordination terms contained in the Intercompany Note, (ii) any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.15, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor; provided that all such Indebtedness incurred pursuant to this clause (b) shall be represented by the Intercompany Note and pledged to the Administrative Agent for the benefit of the Secured Parties as Collateral pursuant to the terms of a security agreement in the form reasonably prescribed by the Administrative Agent;

(c)                                  Indebtedness which, in the aggregate, together with all other Indebtedness permitted by this Section 10.7(c), does not exceed $5,000,000 in principal amount outstanding;

(d)                                 Indebtedness in respect of Capital Leases or purchase money financings in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(e)                                  Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(f)                                   Indebtedness existing on the Funding Date that is described in the Form S-1; and

(g)                                  Indebtedness in respect of Permitted Additional Debt; provided that immediately after giving effect to the incurrence or issuance thereof, (i) the Borrower shall be in Pro Forma Compliance with the covenants in Section 10.3 and Section 10.4, (ii) the Borrowing Base shall be adjusted as set forth in Section 2.18(c) and (iii) if the Credit Parties would not be in compliance with the Collateral Coverage Minimum after giving effect to the incurrence of such Permitted Additional Debt, the one or more Credit Parties shall have executed and delivered Security Documents, such that after giving effect thereto, the Borrower shall be in compliance with the Collateral Coverage Minimum as of the time of incurrence of such Permitted Additional Debt, and thereafter, at all times during the period that any Permitted Additional Debt is outstanding.

Section 10.8                             Restricted Payments.  The Borrower will not, and will not permit any Restricted Subsidiary to, declare or pay any dividend or distribution (whether in cash, securities or other property) or purchase, redeem or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to the holders of its Equity Interests or make any distribution of its assets to the holders of its Equity Interests (each a “Restricted Payment”), except that:

(a)                                 each of the Borrower and OpCo may make Restricted Payments (excluding redemptions of Preferred Equity and the OpCo Preferred Units, as applicable) to its respective Equity Holders, if and to the extent that (i) such Restricted Payment is paid within 60 days after the date of declaration thereof, (ii) as of the date of such declaration of such Restricted Payment, no Event of Default or Borrowing Base Deficiency existed, (iii) as of the date of such declaration, if such dividend or distribution had been made as of such date of declaration, immediately after giving effect thereto, no Event of Default or Borrowing Base Deficiency would have existed, (iv) immediately after such Restricted Payment is made, the Borrower shall have Liquidity in an amount that is not less than ten percent (10%) of the Loan Limit, (v) Borrower is in Pro Forma Compliance with Section 10.3 immediately after giving effect to such Restricted Payment and (vi) solely with respect to Restricted Payments by OpCo to the holders of OpCo Common Units, such Restricted Payment is made ratably to all holders of OpCo Common Units;

(b)                                 each of the Borrower and OpCo may make Restricted Payments consisting of redemptions of the Apollo Group Preferred Units and the OpCo Preferred Units, as applicable:

(i)                                     provided that, immediately after giving effect to such Restricted Payment, (A) no Event of Default or Borrowing Base Deficiency exists, (B) immediately after giving effect to such Restricted Payment, the Borrower shall have Liquidity in an amount that is not less than ten percent (10%) of the Loan Limit and (C) immediately after giving effect to such Restricted Payment,  the Debt to EBITDAX Ratio of the Borrower, determined on a basis described in the definition of “Pro Forma Compliance” shall not exceed 3.25 to 1.0, or

(ii)                                  with an amount equal to the net cash proceeds derived from (A) the issuance of Equity Interests consisting of the Borrower’s common stock or (B) the issuance of Equity Interests consisting of Preferred Equity on terms reasonably satisfactory to the Majority Lenders and in any event on terms and conditions no less favorable to the Borrower than the Apollo Group Preferred Units, and, when taken as a whole, such Restricted Payment is made within sixty (60) days after the issuance of the Equity Interests that is made under sub-clause (A) or sub-clause (B) above.

(c)                                  the Borrower and Opco may declare and pay dividends or distributions with respect to its Equity Interests (including dividends or distributions with respect to the Apollo Group Preferred Units and the OpCo Preferred Units, as applicable) payable solely in additional Equity Interests (including additional Apollo Group Preferred Units and the OpCo Preferred Units, as applicable, as payment in kind but excluding other Disqualified Capital Stock);

(d)                                 the Borrower and OpCo may consummate any Kimbell Class B/OpCo Unit for Kimbell Common Unit Exchange;

(e)                                  the Borrower may make Restricted Payments pursuant to and in accordance with equity option plans or other benefit plans for management, employees, directors and consultants of the Borrower and its Subsidiaries;

(f)                                   OpCo may make Restricted Payments to the Borrower with respect to its Equity Interests; and

(g)                                  Restricted Subsidiaries of the Borrower may declare and pay dividends or distributions ratably with respect to their Equity Interests to its direct parent that is the Borrower or a Subsidiary Guarantor.

Section 10.9                             Preferred Equity Units. The Borrower shall not issue any Preferred Equity except for (a) the Apollo Group Preferred Units (including Apollo Group Preferred Units issued as payment in kind), (b) Preferred Equity issued to redeem the Apollo Group Preferred Units to the extent permitted by Section 10.8(b) and (c) the dividend and the liquidation preferences with respect to the general partner interests in the Borrower and the Kimbell Class B Units as described in the Tax Change Memorandum (as defined in Amendment No.1).  The Borrower shall not permit (i) any Restricted Subsidiary to issue any preferred Equity Interests other than the OpCo Preferred Units or (ii) OpCo to issue or permit to be held by any Person (other than the Borrower) any Equity Interests having voting rights more favorable to the holders thereof than the voting rights applicable to the OpCo Common Units on and as of the date the Tax Change Transactions are consummated.

Section 10.10                      Hedge Transactions.

(a)                                 The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Hedge Transactions other than:

(i)                                     Hedge Transactions with respect to interest rates that are entered into in the ordinary course of business and not for purposes of speculation that (A) result in any Indebtedness of the Borrower or any of its Restricted Subsidiaries that is subject to a floating interest rate to be effectively subject to a fixed interest rate or that otherwise mitigate or minimize the Borrower’s or such Restricted Subsidiary’s exposure to fluctuations in the applicable floating interest rate, (B) at the time each such Hedge Transaction is entered into, do not cause the aggregate notional amount of all outstanding Hedge Transactions with respect to interest rates to exceed one hundred percent (100%) of the then outstanding principal balance of such floating rate Indebtedness, (C) do not have a scheduled term that extends beyond the scheduled maturity date of the floating rate Indebtedness related to such Hedge Transaction and (D) do not require the Borrower or any Restricted Subsidiary to post money, assets or any other property as security against the event of its non-performance, other than to the extent permitted under Section 10.1; and

(ii)                                  Hedge Transactions with respect to hydrocarbon prices that are entered into in the ordinary course of business for hedging risk and not for purposes of speculation and that do not (determined separately for each new Hedge Transaction as of the date such Hedge Transaction is entered into) (a)  have Hedge Termination Dates longer than thirty six (36) months from the effective date of the Hedge Transaction, and in no event will any such Hedge Termination Date exceed one (1) year beyond the Maturity Date and (b)  cause the aggregate notional volumes of Hydrocarbons under all such Hedge Transactions then in effect, calculated separately for each of crude oil, natural gas and natural gas liquids for each month to which such new Hedge Transaction applies, to exceed (i) 80% of Borrower’s and its Restricted Subsidiaries’ anticipated production of Proved Reserves that, in accordance with the Petroleum Industry Standards, are classified as “Proved Developed Producing Reserves” during any of the 36 months following such date, as determined based on the most recent Reserve Report delivered pursuant to Sections 2.14 and 2.15 hereof, or (ii) zero thereafter, provided, however, In calculating such 80% limit, all purchased put options or price floors shall be excluded, so long as such put options or floors do not require payments by the Borrower and its Restricted Subsidiaries other than those due at the time of purchase. The limits in the foregoing sentence shall be calculated separately for Hedge Transactions that hedge basis risk with respect to anticipated production and those that hedge price risk with respect to anticipated production.  To the extent, if any, that Borrower uses crude oil hedges to hedge natural gas liquids, such crude oil hedges shall be treated as hedges of natural gas liquids rather than hedges of crude oil.  Any Hedge Transaction permitted under this Section 10.10(b) shall be with a counterparty that is either (i) the Administrative Agent or any Lender or an Affiliate of the Administrative Agent or any Lender or (ii) a third party approved in writing by the Administrative Agent with a credit rating of BBB+ or better by

S&P, and any successor thereto, or a rating of Baa1 or better by Moody’s and any successor thereto.

(b)                                 The Borrower shall not effect any Hedge Termination unless (i) the Borrower shall give the Administrative Agent 5 days’ prior written notice of any such Hedge Termination (other than a “Termination Event” or “Event of Default” under a Hedge Transaction as to which the Borrower cannot give advance notice, in which case the Borrower shall give prompt written notice of such Hedge Termination), and (ii) if such Hedge Termination causes a Borrowing Base Deficiency, the Borrower shall make any mandatory prepayments required by Section 2.17.

(c)                                  The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any Hedge Transaction which contains any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Hedge Transaction or to cover market exposures; provided, however, that the foregoing shall not prohibit or be deemed to prohibit the Obligations from being secured by the Security Documents.

Section 10.11                      Passive Status of Borrower/OpCo.  Notwithstanding anything to the contrary contained herein or in any other Credit Document:

(a)                                 OpCo shall not engage in any operating or business activities or other transactions other than its direct or indirect ownership of Equity Interest in its Restricted Subsidiaries and shall not directly hold Equity Interests of any Person other than such Restricted Subsidiaries; provided that the following shall be permitted activities of OpCo: (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Credit Documents, (iii) payment of Taxes, (iv) conduct of financial audits as provided hereunder, (v) providing indemnification to officers, managers and directors, (vi) making Restricted Payments to holders of its Equity Interests to the extent permitted by Section 10.8, (vii) activities related to Hedge Transactions with Hedge Banks permitted hereunder and Cash Management Agreements, and (viii) transactions pursuant to the Management Services Agreement.

(b)                                 The Borrower shall not engage in any operating or business activities or other transactions other than its ownership of Equity Interest in OpCo and Merger Sub and shall not directly hold Equity Interests of any Person other than OpCo and Merger Sub; provided that the following shall be permitted activities of the Borrower: (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Credit Documents, (iii) payment of Taxes, (iv) conduct of financial audits as provided hereunder, (v) providing indemnification to officers, managers and directors, (vi) conduct business related to the listing of its Equity Interests on a national exchange, (vii) making Restricted Payments to holders of its Equity Interests to the extent permitted by Section 10.8, (viii) activities related to Hedge Transactions permitted hereunder and Cash Management Services and (ix) transactions pursuant to the Management Services Agreement.

Section 10.12                      Amendment of Organizational Documents.

(a)                                 The Borrower will not amend or modify its organizational documents in a manner that would have a Material Adverse Effect without obtaining the prior written consent of the Administrative Agent; provided that for purposes of clarity, it is understood and agreed that (a) the foregoing shall not prohibit changes to the organizational form of the Borrower to the extent not otherwise prohibited hereunder, (b) the amendment to the Borrower’s limited partnership agreement is permitted in connection with the issuance of the Apollo Group Preferred Units as provided for in the Preferred Unit Purchase Agreement and (c) amendments to the Borrower’s limited partnership agreement as provided in connection with the Tax Change Transactions (as defined in Amendment No.1).

(b)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries, at any time on or after the Amendment No. 1 Effective Date, to amend modify or supplement (or enter into any agreement that has the effect of amending, modifying or supplementing, other than, for the avoidance of doubt, in connection with entry into the Preferred Equity Transaction, as such term is defined in Amendment No. 1) the terms of any Preferred Equity or the terms of any preferred Equity Interests of any Restricted Subsidiary to the extent that the same could reasonably be expected to be materially adverse to the Lenders (it being understood that (i) any increase in the distribution rate (whether in cash or paid in kind), (ii) any change to any mandatory redemption provision or put rights (or the addition of other mandatory redemption provisions or put rights), (iii) any change to the terms of thereof which results in any such Preferred Equity or preferred Equity Interests constituting indebtedness under GAAP and (iv) any modification of any covenant included in any such Preferred Equity or preferred Equity Interests that makes such covenant materially more restrictive as to the Borrower or any of its Restricted Subsidiaries (or any modification that adds a covenant that results in any such Preferred Equity or preferred Equity Interests being materially more restrictive as to the Borrower or any of its Restricted Subsidiaries), in each case, shall be deemed to be materially adverse to the Lenders).

(c)                                  The Borrower will not permit OpCo to amend, modify or supplement (or enter into any agreement that has the effect of amending, modifying or supplementing) its organizational documents (including its certificate or articles of incorporation and the bylaws) in a manner that could reasonably be expected to be materially adverse to the Lenders (it being understood that (i) changes to the organizational form of OpCo from a limited liability company or changes to the management of OpCo by the Borrower and (ii) changes to permit distributions in respect of the OpCo Common Units to be paid to the Borrower on a less than ratable basis, in each case, shall be deemed to be materially adverse to the Lenders; provided, however, that the amendments to OpCo’s organizations documents in connection with the Tax Change Transactions (as defined in Amendment No.1) shall be deemed not to be materially adverse to the Lenders.

Section 10.13                      Sanctions. The Borrower will not directly or indirectly, use the proceeds of any Credit Event, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Lender,

Administrative Agent, or Issuing Bank, of Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 10.14                      New Accounts. The Borrower will not, and will not permit any other Credit Party to deposit, credit or otherwise transfer any Cash Receipts, securities, financial assets or any other property into, any Deposit Account or Securities Account other than (x) Deposit Accounts and Securities Accounts maintained with the Administrative Agent, (y) Excluded Accounts and (z) such Deposit Account or Securities Account in respect of which the Administrative Agent, for the benefit of the Secured Parties, shall have a perfected Lien prior to the transfer or other deposit of any Cash Receipts, securities, financial assets or any other property of any Credit Party therein; provided that, Borrower shall have thirty (30) days (or such longer period as Administrative Agent may determine in its sole discretion) following the Amendment No. 1 Effective Date to execute any such account control agreement establishing a perfected Lien on such accounts.

Section 10.15                      Limitation on Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or permit to exist any loans, advances, or capital contributions to any other Person, or purchase any Equity Interests or evidences of indebtedness of any Person (such loans, advances, capital contributions to, purchases of Equity Interests (including the making of any acquisition of Equity Interests), or purchase of any evidences of indebtedness of any Person, collectively, “Investments”), except:

(a)                                 Investments constituting Liquid Investments at the time initially made;

(b)                                 the creation or acquisition of any Restricted Subsidiaries (or of any Person who by virtue of such Investment becomes a Restricted Subsidiary) in compliance with Section 9.11;

(c)                                  Investments in the direct ownership of Oil and Gas Properties and Investments made in the ordinary course of business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements which provide for the sharing of risks or costs, jointly with third parties, including entering into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farmouts, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreement, transactions, properties, interest and investments and expenditures in connection therewith; provided that (i) no such Investment includes an Investment in any Equity Interest in a Person, (ii) any Indebtedness incurred or Lien granted or permitted to exist pursuant to such Investments is otherwise permitted under Section 10.1 and Section 10.7, respectively, and (iii) such Investments are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Restricted Subsidiaries set forth in the most recent Reserve Report;

(d)                                 Accounts receivable arising in the ordinary course of business;

(e)                                  Permitted Acquisitions;

(f)                                   Investments by the Borrower in any Guarantor or by any Guarantor in the Borrower or in any other Guarantor;

(g)                                  Investments consisting of Hedge Transactions permitted under Section 10.10;

(h)                                 Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or one of its Restricted Subsidiaries with others in the ordinary course of business; provided that (i) no Default or Event of Default exists at the time of, or would exist after making any such Investment, (ii) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (iii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iv) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $10,000,000;

(i)                                     Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 10.15 owing to the Borrower or any of its Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor;

(j)                                    Investments in Persons primarily engaged in the oil and gas business made with cash otherwise permitted to be used for Restricted Payments in accordance with Section 10.8;

(k)                                 loans and advances to officers, directors, employees and consultants of the Borrower or any of its Restricted Subsidiaries as permitted by applicable law provided that the aggregate principal amount thereof outstanding at any time shall not exceed $1,000,000;

(l)                                     (i) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Effective Date as set forth on Schedule 10.15, (ii) Investments existing on the Effective Date of the Borrower or any Restricted Subsidiary in any other Subsidiary and (iii) any extensions, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (l) is not increased at any time above the amount of such Investment set forth on Schedule 10.15;

(m)                             Investments held by a Person acquired (including by way of merger or consolidation) after the Effective Date otherwise in accordance with this Section 10.15 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n)                                 Investments consisting of Dispositions, consolidations and mergers, Indebtedness and Restricted Payments permitted under Sections 10.2 (other than Section 10.2(e)), 10.5, 10.7 and 10.8; and

(o)                                 Investments made to repurchase or retire Equity Interests of the Borrower owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof);

(p)                                 Investments constituting non-cash proceeds of Dispositions of assets to the extent such Disposition is permitted by Section 10.2;

(q)                                 Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Capital Stock) of the Borrower;

(r)                                    Investments in Unrestricted Subsidiaries not to exceed $10,000,000 (measured as of the time made) in the aggregate at any time; and

(s)                                   Investments made by the Borrower and its Restricted Subsidiaries in any fiscal year and not otherwise permitted under this Section 10.15 in an aggregate amount not to exceed $10,000,000 (measured as of the time made) in such fiscal year.

Section 10.16                      Change in Business. The Borrower will not fundamentally and substantively alter the character of its business, taken as a whole, from the business conducted by it on the Effective Date, and other business activities incidental, reasonably related or ancillary to any of the foregoing.

Section 10.17                      Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 Unless designated as an Unrestricted Subsidiary on Schedule 8.12 as of the date hereof or thereafter, in compliance with Section 10.17(b) or (d), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)                                 The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary (other than OpCo), including a newly or to be formed or newly or to be acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and immediately after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist, (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the Fair Market Value as of the date of such designation of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 10.15 and (iii) the Borrower shall be in Pro Forma Compliance after giving effect to such designation. Except as provided in this Section 10.17(b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(c)                                  The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default exists, (iii) the Borrower complies with the requirements of Section 9.11 and Section 9.18, (iv) the Borrower and/or one or more Restricted Subsidiaries owns all of the Equity Interests in such Subsidiary and (v) the Borrower shall be in Pro Forma Compliance after giving effect to such designation. Any such designation shall be treated as a cash dividend to the Borrower in an amount equal to the lesser of the fair market value of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary or the amount of the Borrower’s and its Restricted Subsidiaries’ aggregate investment previously made for purposes of the limitation on Investments under Section 10.15. Upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, all Investments previously made in such Unrestricted Subsidiary shall no longer be counted in determining any limitation on Investments under Section 10.15.

(d)                                 Each Subsidiary of an Unrestricted Subsidiary shall automatically be designated as an Unrestricted Subsidiary.

(e)                                  Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 10.17(b), (i) such Subsidiary shall be automatically released from all obligations, if any, under the Loan Documents, including the Guarantee and all other applicable Security Documents and (ii) all Liens granted pursuant to the Guarantee and all other applicable Security Documents on the property of, and the Equity Interests in, such Unrestricted Subsidiary shall be automatically released.

ARTICLE XI

EVENTS OF DEFAULT

Upon the occurrence of any of the following specified events (each an “Event of Default”):

Section 11.1                             Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for three (3) Business Days, in the payment when due of any interest on the Loans or any Unpaid Drawings, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above).

Section 11.2                             Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

Section 11.3                             Covenants. Any Credit Party shall:

(a)                                 default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i) and 9.5 (solely with respect to the Borrower), Section 9.17 or Article X; or

(b)                                 default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this

Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least thirty (30) days after receipt of written notice thereof by the Borrower from the Administrative Agent.

Section 11.4                             Default Under Other Agreements.  (i) The Borrower or any of its Restricted Subsidiaries shall default in any payment with respect to any Material Indebtedness (other than the Indebtedness described in Section 11.1) beyond the period of grace, if any, provided in the instrument of agreement under which such Indebtedness was created, (ii) the Borrower or any of its Restricted Subsidiaries shall default in the observance or performance of any agreement or condition relating (other than a payment default) to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (other than a payment default) shall occur or condition exist (other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of a casualty event) of the property or assets securing such Indebtedness permitted under this Agreement), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, unless, in the case of each of the foregoing or (iii) a default or other event or condition (other than termination events or equivalent events pursuant to the terms of such Hedge Transactions) shall occur and be continuing under any Hedging Transaction between any Credit Party and any Person which results in a net payment being due by such Credit Party in excess of $10,000,000 and such payment is not paid when due (after giving effect to all grace periods), unless in the case of each of (i)-(iii) of the foregoing, such holder or holders shall have (or through its or their trustee or agent on its or their behalf) waived such default in a writing to the Borrower.

Section 11.5                             Bankruptcy, Etc. The Borrower or any Guarantor shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code (the “Bankruptcy Code”) or any other applicable Debtor Relief Law; or an involuntary case, proceeding or action is commenced against the Borrower or any Guarantor and the petition is not dismissed or stayed within 60 days after commencement of the case, proceeding or action, or the Borrower or the applicable Guarantor consents to the institution of such case, proceeding or action prior to such 60-day period, or any order of relief or other order approving any such case, proceeding or action is entered; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator or similar Person is appointed for, or takes charge of, the Borrower or all or any substantial portion of the property or business thereof; or the Borrower suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of 60 days; or the Borrower makes a general assignment for the benefit of creditors.

Section 11.6                             ERISA.

(a)                                 (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; (ii) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); (iii) an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); (iv) any Plan shall have an accumulated funding deficiency (whether or not waived); and (v) the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); and

(b)                                 there would result from any event or events set forth in clause (i) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and

(c)                                  such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

Section 11.7                             Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Guarantor’s obligations under the Guarantee are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

Section 11.8                             Security Documents. The mortgages, deeds of trust, security agreements or assignments of production or any other Security Document pursuant to which assets of the Borrower and the Credit Parties are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the mortgages, deeds of trust, security agreements or assignments of production or any other Security Document are not in effect or not legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

Section 11.9                             Judgments. One or more monetary judgments or decrees shall be entered against the Borrower or a Guarantor involving a liability of an amount exceeding $15,000,000 in the aggregate for all such judgments and decrees for the Borrower and the Guarantors (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days.

Section 11.10                      Change of Control.  A Change of Control shall have occurred.

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and (c) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or (c) demand cash collateral in respect of any outstanding Letter of Credit pursuant to Section 3.8(b) in an amount equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

Section 11.11                      Application of Proceeds. Any amount received by the Administrative Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 13.5 and amounts payable under Article II) payable to the Administrative Agent in such Person’s capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Banks (including fees, disbursements and other charges of counsel payable under Section 13.5) arising under the Credit Documents and amounts payable under Article II, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Unpaid Drawings, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Unpaid Drawings and Obligations then owing under Hedge Transactions and Cash Management Agreements and (ii) to Cash Collateralize that portion of Letters of Credit outstanding comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 3.8, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to Cash Collateralize such Letters of Credit Outstanding, (y) subject to Section 3.8, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Fourth shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be distributed in accordance with this clause Fourth;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

Subject to Section 3.8, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, amounts received from the Borrower or any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause second above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause second above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause second above).

ARTICLE XII
THE ADMINISTRATIVE AGENT

Section 12.1                             Appointment.

(a)                                 Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Article XII (other than Section 12.1(b) with respect to the Joint Lead Arrangers and Section 12.9 with respect to the Borrower) are solely for the benefit of the Administrative

Agent and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b)                                 Neither the Joint Lead Arrangers nor the Co-Syndication Agents, in their capacities as such, shall have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Article XII.

Section 12.2                             Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or, except with respect to any physical certificate or instrument representing pledged debt securities or pledged stock (in each case, as defined in the Security Agreement) in the possession of the Administrative Agent, the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

Section 12.3                             Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Article VI and Article VII on the Effective Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 12.4                             Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Majority Lenders or each individual lender, as applicable.

Section 12.5                             Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender or any Issuing Bank. Each Lender and each Issuing Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 12.6                             Indemnification. The Lenders severally agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Outstandings in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 12.6. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.6 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from the Administrative Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 12.6 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 12.7                             The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 12.8                             Successor Agents. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent becomes a Defaulting Lender, then such Administrative Agent may be removed as the Administrative Agent, at the reasonable request of the Borrower and the Majority Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of a resignation of a retiring Administrative Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective at the end of such 30-day period. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.8). The fees payable by the Borrower (following the effectiveness of such appointment) to the Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article XII (including Section 12.6) and Section 13.5 shall continue in effect for the benefit of such retiring Administrative Agent, and its Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

Any resignation of any Person as Administrative Agent pursuant to this Section 12.8 shall also constitute its resignation as Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing

Bank shall be discharged from all of its respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 12.9                             Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.9. For the avoidance of doubt, for purposes of this Section 12.9, the term “Lender” includes any Issuing Bank.

Section 12.10                      Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party or the Administrative Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (c) release any applicable Guarantor from the Guarantee in connection with such Disposition or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented. The Lenders and the Issuing Banks (including in their capacities as potential Cash Management Banks and potential Hedge Banks) irrevocably agree that (x) the Administrative Agent may, without any further consent of any Lender, enter into or amend any intercreditor agreement with the representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, (y) the Administrative Agent may rely exclusively on a certificate of an Authorized Officer of the Borrower as to whether any such other Liens are permitted and (z) any such intercreditor agreement referred to in clause (x) above, entered into by the Administrative Agent, shall be binding on the Secured Parties. Furthermore, the Lenders and the Issuing Banks (including in their capacities as potential Cash Management Bank and potential Hedge Banks) hereby authorize the Administrative Agent to subordinate any Lien on any property granted to or held by the Administrative Agent under any

Credit Document to the holder of any Lien on such property that is a Permitted Lien; provided that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such subordination is permitted under this Agreement.

Section 12.11                      Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent, and (b) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 12.12                      The Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that is owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XIII

MISCELLANEOUS

Section 13.1                             Amendments, Waivers and Releases.

(a)                                 Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent shall, from time to time, (i) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (ii) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.7(e)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and any change due to a change in the Borrowing Base or Available Commitment), or extend the final expiration date of any Lender’s Commitment (provided that it is being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender) or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the amount of the Commitment of any Lender, or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (B) amend, modify or waive any provision of this Section 13.1 in a manner that would reduce the voting rights of any Lender, or reduce the percentages specified in the definitions of the terms “Majority Lenders” or “Required Lenders,” consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party, in each case without the written consent of each Lender directly and adversely affected thereby, or (C) amend the provisions of Section 11.11 or any analogous provision of any Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender directly and adversely affected thereby, or (D) amend, modify or waive any provision of Article XII without the written consent of the then-current Administrative Agent, or any other former Administrative Agent to whom Article XII then applies in a manner that directly and adversely affects such Person, or (E) amend, modify or waive any provision of Article III with respect to any Letter of Credit without the written consent of each Issuing Bank to whom Article III then applies in a manner that directly and adversely affects such Person, or (F) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (G) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (H) increase the Borrowing Base without the written consent of the Lenders (other than Defaulting Lenders), decrease or maintain the Borrowing Base without the written consent of the Required Lenders (other than Defaulting Lenders) or otherwise modify Sections 2.14, 2.15, 2.16 or 2.17 if such modification would have the effect of increasing the Borrowing Base without the written consent of the Lenders (other than Defaulting Lenders); provided that a scheduled redetermination of the Borrowing Base under Section 2.14 may be postponed by the Required Lenders, or (J) affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent without the prior written consent of such Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender whose consent is required hereunder.

(b)                                 Without the consent of any Lender or Issuing Bank, the Credit Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Credit Document.

Section 13.2                             Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)                                 if to the Borrower, the Administrative Agent or any Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)                                 if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Issuing Banks.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.1, 2.3, 2.5, 2.8, 4.2 and 5.1 shall not be effective until received.

Section 13.3                             No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

Section 13.4                             Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

Section 13.5                             Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Murphy Mahon Keffler Farrier, LLP, in its capacity as counsel to the Administrative Agent, and one counsel in each appropriate local jurisdiction (excluding any allocated costs of in-house counsel), (b) to pay or reimburse each Issuing Bank and the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, (c) to pay, indemnify and hold harmless each Lender and the Administrative Agent from any and all recording and filing fees and (d) to pay, indemnify and hold harmless each Lender, Issuing Bank and the Administrative Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed), retain its own counsel), with respect to (i) the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents and (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the Borrower, any of its Restricted Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent that such Indemnified Liabilities have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) any material breach of any Credit Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against the Administrative Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor (except solely as a result of the indemnification obligations of the Borrower or any of its Restricted Subsidiaries set forth above) shall any such Person, the Borrower or any of its Restricted Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). All amounts payable under this Section 13.5 shall be paid within ten (10) Business

Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail, accompanied, if requested by the Borrower, by reasonable supporting documentation. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from a non-Tax claim, which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Sections 2.10 and 3.5.

Section 13.6                             Successors and Assigns; Participations and Assignments.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit) (the “Participants”) (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than the Borrower, its Subsidiaries, any natural person or any Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations) at the time owing to it) with the prior written consent of:

(A)                               the Borrower; provided that no consent of the Borrower shall be required for an assignment if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)                               the Administrative Agent and each Issuing Bank (in each case, not to be unreasonably withheld or delayed).

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof, unless each of the Borrower, each Issuing Bank and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable Tax forms (including those described in Section 5.4), as applicable.

(iii)                               Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by each Issuing Bank under any applicable Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank, and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c)                                  (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities other than any Defaulting Lender, the Borrower or any Subsidiary of the Borrower (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the second proviso of the second sentence of Section 13.1(a) that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definition of the term “Majority Lenders.” Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.12, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections and Section 13.7) as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Sections 2.10, 2.12, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.11 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)                                 Any Lender may, without the consent of the Borrower, any Issuing Bank or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit C, evidencing the Loans owing to such Lender.

(e)                                  Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)                                   The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Texas Uniform Electronics Transactions Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to an Affiliated Lender; provided that, by its acquisition of Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(i)                                     it shall not have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents;

(ii)                                  except with respect to any amendment, modification, waiver, consent or other action described in clause (i) of the second proviso of the second sentence of Section 13.1(a) or that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders that are not Affiliated Lenders voted if necessary to give legal effect to this paragraph) under any Credit Document; and

(iii)                               the aggregate principal amount of Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Loans outstanding at such time under this Agreement.

Section 13.7                             Replacements of Lenders under Certain Circumstances.

(a)                                 The Borrower shall be permitted to replace any Lender that becomes a Defaulting Lender, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.9, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)                                 If any Lender (such Lender, a “Non-Consenting Lender”) (x) has failed to consent to a proposed amendment, determination, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Majority Lenders shall have granted their consent or (y) did not consent to increase the Borrowing Base then in effect when the Required Lenders provided their consent to such increase pursuant to Sections 2.15 or 2.16,, then, in each case, provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

(c)                                  Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 13.8                             Adjustments; Set-off.

(a)                                 If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letter of Credit Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender entitled thereto, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the terms of this Agreement and the other Credit Documents or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b)                                 After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 13.9                             Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 13.10                      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.11                      Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 13.12                      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

Section 13.13                      Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of Texas and the courts of the United States for the Northern District of Texas, in each case located in Tarrant County, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f)                                   agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 13.14                      Acknowledgments. The Borrower hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)                                 (i) the Facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; none of the Administrative Agent, the Joint Lead Arrangers nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent, the Joint Lead Arrangers or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, the Joint Lead Arrangers or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iii) the Administrative Agent and its Affiliates, and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) none of the Administrative Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c)                                  no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

Section 13.15                      WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 13.16                      Confidentiality. The Administrative Agent, any Issuing Bank and each other Lender shall hold all information not marked as “public information” and furnished by or on behalf of the Borrower or any of its Subsidiaries or Affiliates in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent or any Issuing Bank pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (i) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (ii) to such Lender’s or the Administrative Agent’s, any Issuing Bank’s attorneys, professional advisors, independent auditors, trustees, agents or Affiliates (and any Affiliate’s attorneys, professional advisors, independent auditors, trustees or agents), in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (iii) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (v) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization, and (vi) to the extent such Confidential Information becomes public other than by reason of disclosure by such Person in breach of this Agreement; provided that unless specifically prohibited by applicable Requirements of Law, each Lender, the Administrative Agent, any Issuing Bank shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent or any Issuing Bank, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent or any Issuing Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender and the Administrative Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedge Transactions to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this

Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.

Section 13.17                      Release of Collateral and Guarantee Obligations.

(a)                                 The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee, (vi) upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Agreement, and (vii) as required by the Administrative Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents and agreements necessary or desirable to evidence and confirm the release of any Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. In connection with any release hereunder, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Credit Document.

(b)                                 Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations have been paid in full in cash or equivalents thereof, the Commitments have terminated or, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 13.18                      USA PATRIOT Act. The Administrative Agent and each Lender hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107¬56 (signed into law October 26, 2001)) (the “Patriot Act”) it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow the Administrative Agent and such Lender to identify each Credit Party in accordance with the Patriot Act.

Section 13.19                      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

Section 13.20                      Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 13.21                      Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (i) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (ii) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.

Section 13.22                      Collateral Matters; Hedge Transactions. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis pursuant to terms agreed upon in the Credit Documents to any Person (i) under any Hedge Transaction in each case, after giving effect to all netting arrangements relating to such Hedge Transactions or (ii) under any Cash Management Agreement. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Hedge Transaction or Cash Management Agreement.

Section 13.23                      Agency of the Borrower for the Other Credit Parties. Each of the other Credit Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Credit Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 13.24                      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

KIMBELL ROYALTY PARTNERS, LP,
a Delaware limited partnership

By:	Kimbell Royalty GP, LLC, a Delaware limited liability company, its general partner

By:
Matthew S. Daly,
Chief Operating Officer and Secretary

[Signature Page]

ADMINISTRATIVE AGENT:

FROST BANK,

By:
Alex Zemkoski, Senior Vice President-Energy Finance

[Signature Page]

LENDERS:

[Signature Page]

Exhibit A
to Amendment

Exhibit D

Form of Compliance Certificate

[Attached]

Exhibit B
to Amendment

Schedule 13.2

Schedule 13.2

(a)

Lenders’ Commitment

Lender	Commitment	Commitment Percentage
Frost Bank	$50,000,000	25.0%
Wells Fargo Bank, National Association	$45,000,000	22.5%
Credit Suisse AG, Cayman Islands Branch	$25,000,000	12.5%
JP Morgan Chase Bank, N.A.	$20,000,000	10.0%
Fifth Third Bank	$20,000,000	10.0%
Royal Bank of Canada	$20,000,000	10.0%
BOKF, NA dba Bank of Texas	$20,000,000	10.0%
Total:	$200,000,000.00	100%

(b)

Administrative Agent’s and Lenders’ Addresses

Lender	Lending Office	Address for Notice
Frost Bank and Administrative Agent

Frost Bank

640 Taylor Street

Fort Worth, Texas 76102

Attention: Alex Zemkoski

Fax No. (817) 420-5090

Email: alex.zemkoski@frostbank.com

with a copy to:

Frost Bank

100 West Houston Street, RB-2

San Antonio, Texas 78205

Fax No. (210) 220-4258

Frost Bank

640 Taylor Street

Fort Worth, Texas 76102

Attention: Alex Zemkoski

Fax No. (817) 420-5090

Email: alex.zemkoski@frostbank.com

with a copy to:

Frost Bank

100 West Houston Street, RB-2

San Antonio, Texas 78205

Fax No. (210) 220-4258

Wells Fargo

Wells Fargo Bank, National Association

1700 Lincoln Street, 4th Floor

Denver, Colorado 80203

Attention: Debra Vigil — Loan Servicing Specialist

Fax No.: (866) 269-8331

E-Mail: DENLNSVMemberNotices@ wellsfargo.com

with a copy to:

1.              Carroll Cartwright

Wells Fargo Bank

Oil & Gas Division — Houston

1000 Louisiana Street, 8th Floor

Houston, Texas 77002

MAC T0002-090

Direct No.: (713) 202-8234

Office No.: (713) 319-1361

Fax No.: (713) 739-1087

E-Mail: Carroll.Cartwright@wellsfargo.com

2.              Jay Buckman

Wells Fargo Energy Group

1000 Louisiana Street, 9th Floor

Houston, Texas 77002

Wells Fargo Bank, National Association

1700 Lincoln Street, 4th Floor

Denver, Colorado 80203

Attention: Debra Vigil — Loan Servicing Specialist

Fax No.: (866) 269-8331

E-Mail: DENLNSVMemberNotices@ wellsfargo.com

with a copy to:

1.              Carroll Cartwright

Wells Fargo Bank

Oil & Gas Division — Houston

1000 Louisiana Street, 8th Floor

Houston, Texas 77002

MAC T0002-090

Direct No.: (713) 202-8234

Office No.: (713) 319-1361

Fax No.: (713) 739-1087

E-Mail: Carroll.Cartwright@wellsfargo.com

2.              Jay Buckman

Wells Fargo Energy Group

1000 Louisiana Street, 9th Floor

Houston, Texas 77002

	MAC T0002-090 Phone No.: (713) 319-1849 Mobile No.: (832) 723-8034 Fax No.: (713) 319-1925 E-Mail: Jay.buckman@wellsfargo.com	MAC T0002-090 Phone No.: (713) 319-1849 Mobile No.: (832) 723-8034 Fax No.: (713) 319-1925 E-Mail: Jay.buckman@wellsfargo.com

Credit Suisse

Credit Suisse AG,

Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attention: Nupur Kumar

Fax No.: (212) 538-4244

E-Mail: nupur.kumar@credit-suisse.com

with a copy to:

Credit Suisse AG,

Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attention: Christopher Zybrick

E-Mail: christopher.zybrick@credit-suisse.com

Credit Suisse AG,

Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attention: Nupur Kumar

Fax No.: (212) 538-4244

E-Mail: nupur.kumar@credit-suisse.com

with a copy to:

1.              Credit Suisse AG,

Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attention: Christopher Zybrick

E-Mail: christopher.zybrick@credit-suisse.com

2.              Credit Suisse AG,

Cayman Islands Branch

7033 Louis Stephens Drive

P.O. Box 110047

Research Triangle Park, North Carolina 27709

Attention: Katarzyna Sampien

Corporate Bank Participants

Fax No.: (919) 994-6174

E-Mail: katarzyna.sampien@credit-suisse.com

JP Morgan Chase Bank	JP Morgan Chase Bank Michele Jones 2200 Ross Ave, 3rd Floor Dallas, Texas 75201 Phone No.: (214) 965.3274 E-Mail: michele.jones@jpmorgan.com	JP Morgan Chase Bank Michele Jones 2200 Ross Ave, 3rd Floor Dallas, Texas 75201 Phone No.: (214) 965.3274 E-Mail: michele.jones@jpmorgan.com

Fifth Third Bank

Fifth Third Bank

Jonathan Lee

1225 Seventeenth Street, Suite 2850

Denver, Colorado 80202

Phone No.: (303) 218-2419

E-Mail: Jonathan.Lee@53.com

with a copy to:

Fifth Third Bank

Heather Kiely

1225 Seventeenth Street, Suite 2850

Denver, Colorado 80202

Phone No.: (303) 524-3516

E-Mail: Heather.Kiely@53.com

Credit:

Fifth Third Bank

Jonathan Lee

1225 Seventeenth Street, Suite 2850

Denver, Colorado 80202

Phone No.: (303) 218-2419

E-Mail: Jonathan.Lee@53.com

with a copy to:

Fifth Third Bank

Heather Kiely

1225 Seventeenth Street, Suite 2850

Denver, Colorado 80202

Phone No.: (303) 524-3516

E-Mail: Heather.Kiely@53.com

Operations/Funding:

with a copy to:

Fifth Third Bank

DeShone Hope

Commercial Participation Analyst

5050 Kingsley Drive

Cincinnati, OH 45227

Phone No.: (513) 358-1781

Fax No.: N/A

E-Mail: DeShone.Hope@53.com

Boughtparticipations.Bancorp@53.com

with a copy to:

Fifth Third Bank

Rita Reinfelder

Commercial Participation Analyst

5050 Kingsley Drive

Cincinnati, OH 45227

Phone No.: (513) 358-1173

Fax No.: N/A

E-Mail: Rita.Reinfelder@53.com

Boughtparticipations.Bancorp@53.com

Royal Bank of Canada	Royal Bank of Canada 3900 Williams Tower 2800 Post Oak Blvd. Houston, Texas 77056 Attention: Don J. McKinnerney Phone No.: (713) 403-5607 Fax No.: (713) 403-5624 E-Mail: Don.McKinnerney@rbccm.com

Credit:

Royal Bank of Canada

3900 Williams Tower

2800 Post Oak Blvd.

Houston, Texas 77056

Attention: Don J. McKinnerney

Phone No.: (713) 403-5607

Fax No.: (713) 403-5624

E-Mail: Don.McKinnerney@rbccm.com

Operations:

Royal Bank of Canada — WFC Branch

Attention: US Specialized Service Officer

Three World Financial Center

200 Vesey Street

New York, New York 10281-8098

Phone No.: (416) 955-6599

Fax No.: (212) 428-2372

Telex: ROYBAN 62519

with a copy to:

Royal Bank of Canada

Attention: Don J. McKinnerney

3900 Williams Tower

2800 Post Oak Blvd.

Houston, Texas 77056

Phone No.: (713) 403-5607

Fax No.: (713) 403-5624

BOKF, NA dba Bank of Texas	BOKF, NA dba Bank of Texas 5956 Sherry Lane, Suite 1603 Dallas, Texas 75225 Attention: Blair Schrodel Fax No.: (214) 987-8866 E-Mail: BSchrodel@bankoftexas.com	BOKF, NA dba Bank of Texas 5956 Sherry Lane, Suite 1603 Dallas, Texas 75225 Attention: Blair Schrodel Fax No.: (214) 987-8866 E-Mail: BSchrodel@bankoftexas.com

(c)

Borrower’s Address

Borrower	Address for Notice
Kimbell Royalty Partners, LP	Kimbell Royalty Partners, LP 777 Taylor Street, Suite 810 Fort Worth, Texas 76102 Attention: Matthew S. Daly Email: matt@kimbellrp.com

Exhibit D
to Amendment

Security Documents

Part I

Local Counsel Opinions

Opinion of Hargrove, Smelley & Strickland with respect to the Properties LA Mortgage.

Opinion of McAfee & Taft with respect to the Properties OK Mortgage and the Holding OK Mortgage.

Opinion of Jackson Kelly PLLC with respect to the Properties PA Mortgage.

Opinion of Crowley Fleck PLLP with respect to the Properties ND Mortgage and the Holding ND Mortgage.

Part II

Mortgages

1.              Multiple Indebtedness Mortgage, Act of Mortgage, Assignment of Production and Security Agreement, dated the date hereof, by Haymaker Properties to the Administrative Agent, as mortgagee, to be filed in Louisiana (the “Properties LA Mortgage”).

2.              Mortgage—Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Holding to the Administrative Agent, as mortgagee, to be filed in North Dakota (the “Holding ND Mortgage”).

3.              Mortgage—Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Properties to the Administrative Agent, as mortgagee, to be filed in North Dakota (the “Properties ND Mortgage”).

4.              Mortgage, Deed of Trust, Mortgage—Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Holding to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in New Mexico.

5.              Mortgage, Deed of Trust, Mortgage—Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Properties to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in New Mexico.

6.              Deed of Trust, Mortgage, Fixture Filing, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Properties to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in Ohio.

7.              Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Holding to the Administrative Agent, as mortgagee, to be filed in Oklahoma (the “Holding OK Mortgage”).

8.              Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Properties to the Administrative Agent, as mortgagee, to be filed in Oklahoma (the “Properties OK Mortgage”).

9.              Open-Ended Mortgage, Deed of Trust, Mortgage—Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Properties to the Administrative Agent, as mortgagee, to be filed in Pennsylvania (the “Properties PA Mortgage”).

10.       Mortgage—Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Holding to the Administrative Agent, as mortgagee, to be filed in South Dakota

11.       Deed of Trust, Mortgage, Fixture Filing, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Greenfield to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in Texas.

12.       Deed of Trust, Mortgage, Fixture Filing, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Holding to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in Texas.

13.       Deed of Trust, Mortgage, Fixture Filing, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Properties to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in Texas.

14.       Deed of Trust, Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement, dated the date hereof, from Haymaker Holding to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in Utah.

15.       A Credit Line, Deed of Trust, Mortgage, Leasehold Assignment, Security Agreement, Financing Statement, Fixture Filing and As-Extracted Collateral Filing (Oil and Gas), dated the date hereof, by and among Haymaker Properties, Dan J. Guarino, as grantee, and the Administrative Agent, as mortgagee, to be filed in West Virginia.

16.       Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated the date hereof, from Haymaker Holding to Dan J. Guarino, as trustee, for the benefit of the Administrative Agent, as mortgagee, to be filed in Wyoming.

Exhibit E
to Amendment

Form of Solvency Certificate

[Attached.]